UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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West Pharmaceutical Services, Inc.
(Name of Registrant as Specified In Its Charter)

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West Pharmaceutical Services, Inc. Notice of 2014 Annual Meeting

530 Herman O. West Drive
Exton, Pennsylvania 19341

March 25, 2014

The 2014 Annual Meeting of Shareholders of West Pharmaceutical Services, Inc. will be held:

Tuesday, May 6, 2014

9:30 AM, local time

530 Herman O. West Drive

Exton, Pennsylvania 19341

The items of business are:

1.     Election of ten nominees named in the proxy statement as directors, each for a term of one year.

2.     Consideration of an advisory vote to approve named executive officer compensation.

3.     Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2014 year.

Shareholders of record of West common stock at the close of business on March 10, 2014, are entitled to vote at the meeting and any postponements or adjournments of the meeting.

Rachael M. Bushey
Vice President, Deputy General Counsel and Secretary

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting on May 6, 2014

This Notice of Annual Meeting and Proxy Statement and the 2013 Annual Report (“2013 Annual Report”) are available on our website at www.westpharma.com/na/en/Investors/Pages/ProxyMaterials.aspx.

Your Vote is Important

Please vote as promptly as possible electronically via the Internet or by completing, signing, dating and returning the proxy card or voting instruction card.

PROXY SUMMARY

Proxy Summary

Here are highlights of important information you will find in this Proxy Statement.  This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Summary of Shareholder Voting Matters

		For More Information	Board Vote Recommendation

Proposal 1: Election of Ten Directors		Page 53	✓ FOR Each Nominee

Mark A. Buthman William F. Feehery Thomas W. Hofmann Paula A. Johnson Myla P. Lai-Goldman	Douglas A. Michels Donald E. Morel, Jr. John H. Weiland Anthony Welters Patrick J. Zenner

Proposal 2:		Page 60	✓ FOR

Advisory Vote on Named Executive Officer Compensation

Proposal 3:		Page 60	✓ FOR

Ratification of Appointment of Independent Registered Public Accounting Firm for 2014

Our Director Nominees

You are being asked to vote on these ten directors.  All directors are elected annually by a plurality of votes cast.  Detailed information about each director’s background and areas of expertise can be found beginning on page 54.

					Committee Memberships				Other Current
Name	Age	Director Since	Occupation	Independent	AC	CC	NCGC	ITC	Public Company Boards

Mark A. Buthman	53	2011	CFO, Kimberly-Clark	Yes	C		M		--
William F. Feehery	43	2012	President of Industrial Biosciences at E. I. Du Pont de Nemours and Company	Yes				C	--
Thomas W. Hofmann	62	2007	Retired Sr. VP & CFO, Sunoco, Inc.	Yes	M		C		2
Paula A. Johnson	54	2005	Cardiologist; Exec. Dir. of Connors Center for Women’s Health and Gender Biology Brigham and Women’s Hospital	Yes	M			M	--
Myla P. Lai-Goldman	56	2014	Chief Executive Officer and President of GeneCentric Diagnostics, Inc.	Yes				M	1
Douglas A. Michels	57	2011	President & CEO, OraSure Technologies, Inc.	Yes	M	M			1
Donald E. Morel, Jr.	56	2002	CEO & Chairman, West	No					1
John H. Weiland	58	2007	President & Chief Operating Officer, C. R. Bard	Yes		C			1
Anthony Welters	59	1997	Executive VP, UnitedHealth Group, Inc.	Yes			M		3
Patrick J. Zenner	67	2002	Retired, Hoffmann-La Roche	Yes		M	M		1

AC	Audit Committee	CC	Compensation Committee	M	Member

ITC	Innovation and Technology Committee	NCGC	Nominating and Corporate Governance Committee	C	Chair

2014 Annual Meeting and Proxy Statement  | 1

PROXY SUMMARY

2013 Performance and Compensation Highlights

We believe that Dr. Morel and the other named executives performed extremely well in 2013 and that their compensation is appropriate in relation to that performance.

Under their leadership, our Company achieved a total shareholder return (“TSR”) of 81% in 2013.  That return reflects our growing sales and profitability, as well as improving prospects.  Compared to 2012, sales grew 8.0% (or 7.2% at constant exchange rates), gross profit grew by 12.1%, gross margin expanded by 120 basis points to 31.8%, and operating profit grew by 20.2%.

The following table shows the components of 2013 compensation paid to our named executive officers, including total “realizable” pay.  Realizable pay takes a retrospective look at pay and performance.  It is calculated using actual bonuses earned, end-of-period stock values and in-the-money value of stock options during the measurement period.  Realizable pay is calculated by adding together: (1) base salary paid; (2) annual incentive plan amounts actually earned for 2013 performance; (3) the in-the-money value of stock option grants made in 2013; and (4) the current estimate for payouts for the Performance-Vesting Share Unit award made in 2013 (at 100% of target). The table is not a substitute for our 2013 Summary Compensation Table set forth on page 37.

2013 Summary Compensation and Realizable Compensation

Name and Principal Position	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	SEC Total	SEC Total Without Change in Pension Value (1)	Total Realizable Compensation

Donald E. Morel, Jr. Chairman of the Board and CEO	825,028	1,199,992	1,200,005	1,072,371	93,375	122,645	4,513,416	4,420,041	7,999,271
William J. Federici Senior Vice President and Chief Financial Officer	457,866	349,966	350,005	419,759	90,474	39,635	1,707,705	1,617,231	2,636,358
Jeffrey C. Hunt President, Pharmaceutical Packaging Systems	394,800	368,153	300,005	365,948	49,230	37,012	1,515,148	1,465,918	2,244,342
John E. Paproski President, Pharmaceutical Delivery Systems	339,926	299,999	300,005	286,322	55,201	45,710	1,327,163	1,271,962	2,109,842
Warwick Bedwell(2) President, Pharmaceutical Packaging Systems, Asia-Pacific Region	359,274	162,789	149,995	239,518	—	189,819	1,101,395	1,101,395	1,361,544

(1)             This column is each officer’s total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.  It shows the impact that change in pension values had on total compensation, as determined under applicable SEC rules, which vary substantially due to actuarial calculations.  The amounts reported in the SEC Total Without Change in Pension Value column may different substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation under the 2013 Summary Compensation Table.

(2)            Amounts in the Salary and All Other Compensation columns for Mr. Bedwell have been converted from Singapore dollars to U.S. dollars at a rate of 0.7992 U.S. dollars per Singapore dollar.  This is an average of the daily-average monthly rates for 2013.

2014 Annual Meeting and Proxy Statement  | 2

PROXY SUMMARY

Key 2013 and Early 2014 Compensation-Related Actions

•            Continued shift from base salary to long-term incentive compensation for executive officers.

•            Reaffirmed compensation philosophy to target our executive compensation at the median (50th percentile) of comparator group companies.

•            Conducted formal pay-for-performance review of CEO compensation versus peers.

•            Conducted realizable pay analysis to assess whether Company performance and CEO realizable pay are aligned over a given period of time.

•            Reviewed criteria for selecting members of the Business Comparator Group and included one additional company.

•            Adopted policy to provide for vesting of future PVSU and stock option awards for retiring executive officers who are at least 57 years of age at the time of retirement and have been employed by the Company for 10 years.

Other Existing Key Compensation Features

•            Clawback of incentive compensation

•            No (excise) tax gross-ups

•            No “single trigger” feature on parachute payments in change-in-control agreements offered to future executives

•            No-hedging/no-pledging of company stock

•            Independent compensation consultant

•            Annual CEO realizable pay-for-performance alignment analyses versus our peer groups

Auditors

Set forth below is summary information with respect to PwC’s fees for services provided in 2013 and 2012.

Type of Fees	2013	2012

Audit Fees	$1,608,548	$1,486,533
Audit-Related Fees	38,347	292,635
Tax Fees	183,923	115,635
All Other Fees	12,261	4,386
Total	$1,843,079	$1,899,189

2014 Annual Meeting and Proxy Statement  | 3

GENERAL INFORMATION

General Information About the Meeting

Proxy Solicitation

Our Board of Directors is soliciting your vote on matters that will be presented at our 2014 Annual Meeting of Shareholders and at any adjournment or postponement.  This proxy statement contains information on these matters to assist you in voting your shares.

The Notice of Annual Meeting and Proxy Statement, the accompanying proxy card or voting instructions and our 2013 Form 10-K Annual Report, including our annual report wrapper, are being mailed starting on or about March 25, 2014.

Shareholders Entitled to Vote

All shareholders of record of our common stock, par value $.25 per share, at the close of business on March 10, 2014, are entitled to receive the Notice of Annual Meeting and to vote their shares at the meeting.  As of that date, 70,697,740 shares of our common stock were outstanding.  Each share is entitled to one vote on each matter properly brought to the meeting.

Voting Methods

You may vote at the Annual Meeting by delivering a proxy card in person or you may cast your vote in any of the following ways:

Mailing your signed proxy card or voter instruction card.	Using the Internet at www.ProxyVote.com.	Calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903.

How Your Shares Will Be Voted

In each case, your shares will be voted as you instruct.  If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. You may revoke or change your vote any time before the proxy is exercised by filing with our Corporate Secretary a notice of revocation or a duly executed proxy bearing a later date.  You may also vote in person at the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

Plan Participants.  Any shares you may hold in the West Pharmaceutical Services, Inc. 401(k) Plan or the Tech Group Puerto Rico Savings and Retirement Plan have been added to your other holdings on your proxy card.  Your completed proxy card serves as voting instructions to the trustee of those plans.  You may direct the trustee how to vote your plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, phone or mail, all as described on the enclosed proxy card.

2014 Annual Meeting and Proxy Statement  | 4

GENERAL INFORMATION

If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it received timely voting instructions.

Deadline for Voting.  The deadline for voting by telephone or Internet is 11:59 PM Eastern Time on May 5, 2014.  If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person.  “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Broker Voting

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name.  The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record of those shares.  As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the Internet. A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.  Although there is no controlling precedent under Pennsylvania law regarding the treatment of broker non-votes in certain circumstances, we intend to apply the following principles.

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting

Proposal 1 - Election of Ten Directors	Plurality of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Proposal 2 - Advisory Vote on Named Executive Officer Compensation	Majority of the shares present and entitled to vote on the proposal in person or represented by proxy	Abstentions will have the effect of negative votes and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm for 2014	Majority of the shares present and entitled to vote on the proposal in person or represented by proxy	Abstentions and broker non-votes will have the effect of negative votes	Yes

2014 Annual Meeting and Proxy Statement  | 5

GENERAL INFORMATION

Quorum

We must have a quorum to conduct business at the 2014 Annual Meeting.  A quorum consists of the presence at the meeting either in person or represented by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote.  For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered shareholders who are present and entitled to vote, and count toward the quorum.

Mailings to Multiple Shareholders at the Same Address

We have adopted a procedure called “householding” for making the proxy statement and the annual report available.  Householding means that shareholders who share the same last name and address will receive only one copy of the materials, unless we are notified that one or more of these shareholders wishes to continue receiving additional copies.

We will continue to make a proxy card available to each shareholder of record.  If you prefer to receive multiple copies of the proxy materials at the same address, please contact us in writing or by telephone: Corporate Secretary, West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341, (610) 594-3251.

Electronic Availability of Proxy Statement and Annual Report

We are pleased to be distributing our proxy materials to certain shareholders via the Internet under the “notice and access” approach permitted by the rules of the SEC.  This method conserves natural resources and reduces our costs of printing and mailing while providing a convenient way for shareholders to review our materials and vote their shares.

On March 25, 2014, we mailed a “Notice of Internet Availability” to participating shareholders, which contains instructions on how to access the proxy materials on the Internet.

If you would like to receive a printed copy of our proxy materials, we will send you one free of charge.  Instructions for requesting such materials are included in the Notice.

This proxy statement and our 2013 Annual Report are available at:

www.westpharma.com/na/en/Investors/Pages/ProxyMaterials.aspx

Proxy Solicitation Costs

We pay the cost of soliciting proxies.  Proxies will be solicited on behalf of the Board by mail, telephone, and other electronic means or in person.  We have retained Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038, to help with the solicitation for a fee of $8,500, plus reasonable out-of-pocket costs and expenses.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding solicitation materials to shareholders and obtaining their votes.

2014 Annual Meeting and Proxy Statement  | 6

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance and Board Matters

During 2013, our Board met five times.  Each director attended at least 75% of the Board meetings and the meetings of the Board committees on which he or she served.  All directors are expected to attend the 2014 Annual Meeting, and all of our directors attended the 2013 Annual Meeting.

Our principal governance documents are our Corporate Governance Principles, Board Committee Charters, Independence Standards and Code of Business Conduct.  Aspects of our governance documents are summarized below.

We encourage our shareholders to read our governance documents, as they present a comprehensive picture of how the Board addresses its governance responsibilities to ensure our vitality and success.  The documents are available in the “Investors—Corporate Governance” section of our website at www.westpharma.com and copies of these documents may be requested by writing to our Corporate Secretary, West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341.

Corporate Governance Principles

Our Board has adopted Corporate Governance Principles to provide guidance to our Board and its committees on their respective roles, director qualifications and responsibilities, Board and committee composition, organization and leadership.  Our Principles address, among other things:

•            director qualifications standards, including our Independence Standards;

•            the requirement to hold separate executive sessions of the independent directors;

•            the role of independent directors in executive succession planning;

•            the Board’s policy on setting director compensation and director share-ownership guidelines;

•            guidelines on Board organization and leadership, including the number and structure of committees and qualifications of committee members;

•            policies on access to management;

•            director orientation and education; and

•            self-assessments of board and committee performance to determine their effectiveness.

Code of Business Conduct

All of our employees, officers and directors are required to comply with our Code of Business Conduct.  The Code of Business Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements.  The Board has adopted a comprehensive Compliance and Ethics Program and has named John R. Gailey III our Compliance Officer.  Mr. Gailey delivers regular reports on program developments and initiatives to the Audit Committee and the Board.

2014 Annual Meeting and Proxy Statement  | 7

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

The Board has determined that combining the CEO and Chairman positions is currently the best leadership structure for the Company.  The Board believes that our CEO is best situated to serve as Chairman because, given his day-to-day involvement with and intimate understanding of our business, industry and management team, he is the director most capable of effectively identifying and implementing strategic priorities.

Independent directors and management have different perspectives and roles in strategy development.  Our independent directors bring experience, oversight skills and expertise from outside our organization and industry, while our CEO brings Company-specific experience and expertise.  The Board believes that the combined role of Chairman and CEO promotes strategy development and implementation and facilitates information flow between management and the Board, which are essential to effective governance.

The Board further believes that combining these roles fosters clear accountability, effective decision-making and alignment on the development and execution of corporate strategy.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for implementing the strategy once it is developed.  The Board also believes the combined role of Chairman and CEO is an effective structure for the Board to understand the risks associated with the Company’s strategic plans and objectives.  Combining these positions places the Company’s senior-most executive in a position to guide the Board’s agenda in setting priorities for the Company and addressing the risks and challenges the Company faces.

Additionally, maintaining an independent board with a Chairman, Independent Directors permits open discussion and assessment of the Company’s ability to manage these risks and provides the appropriate balance between strategy development and independent oversight of management.

Chairman, Independent Directors

Thomas W. Hofmann, an independent director who serves as Chairman of the Nominating and Corporate Governance Committee, was selected by the Board in 2010 and re-appointed in 2011, 2012 and 2013 to serve as the Chairman, Independent Directors for all meetings of non-management directors held in executive session.  The duties and responsibilities of the Chairman, Independent Directors include:

•      conferring with the CEO on Board agenda items, meeting schedules, presentations and other communications;

•      acting as chair for Board discussions on any subject where the CEO would not be the appropriate person to chair such discussion; and

•      serving as principal liaison between the CEO and the independent directors.

The CEO and the Chairman, Independent Directors create the agenda for each Board meeting.  Each independent director may add items to the agenda.

Independent directors meet in regularly scheduled executive sessions and in special executive sessions called by the Chairman, Independent Directors.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Committees

The Board has four standing committees: the Audit Committee; the Compensation Committee; the Nominating and Corporate Governance Committee; and the Innovation and Technology Committee.  Each committee consists solely of independent directors.  Each committee has a written charter, which is posted in the “Investors—Corporate Governance” section of our website at www.westpharma.com.  You may request a printed copy of each committee’s charter from our Corporate Secretary.

Audit Committee

Mark A. Buthman (Chair) Thomas W. Hofmann Paula A. Johnson Douglas A. Michels

The Audit Committee assists our Board in its oversight of (1) the integrity of our financial statements; (2) the independence and qualifications of our independent auditors; (3) the performance of our internal audit function and independent auditors; and (4) our compliance with legal and regulatory requirements.  In carrying out these responsibilities, the Audit Committee, among other things:

•  Reviews and discusses our annual and quarterly financial statements with management and the independent auditors;

•  Manages our relationship with the independent auditors, including having sole authority for their appointment, retention and compensation; reviewing the scope of their work; approving non-audit and audit services; and confirming the independence of the independent auditors; and

•  Oversees management’s implementation and maintenance of disclosure controls and procedures and internal control over financial reporting.

The Board has determined that Mr. Buthman and Mr. Hofmann are each an “audit committee financial expert” within the meaning of SEC regulations.  In 2013, the Audit Committee met six times.  All members of the Audit Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Principles.

Compensation Committee

John H. Weiland (Chair) Douglas A. Michels Patrick J. Zenner

The Compensation Committee develops our overall compensation philosophy, and, either as a committee or together with the other independent directors, determines and approves our executive compensation programs, makes all decisions about the compensation of our executive officers and oversees our cash and equity-based incentive compensation plans.

Additional information about the roles and responsibilities of the Compensation Committee can be found under the heading “Compensation Discussion and Analysis.”  In 2013, the Compensation Committee met five times.  All members of the Compensation Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Principles.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Nominating and Corporate Governance Committee

Thomas W. Hofmann (Chair) Mark A. Buthman Anthony Welters Patrick J. Zenner

The Nominating and Corporate Governance Committee identifies qualified individuals to serve as board members; recommends nominees for director and officer positions; determines the appropriate size and composition of our Board and its committees; monitors a process to assess Board effectiveness; reviews related-party transactions; and considers matters of corporate governance.  The Committee also reviews and makes recommendations to the Board regarding compensation and benefits for non-employee directors and administers director equity-based compensation plans.

In 2013, the Nominating and Corporate Governance Committee met four times.  All members of the Committee are independent within the meaning of the listing standards of the New York Stock Exchange and our Corporate Governance Principles.

Innovation and Technology Committee

William F. Feehery (Chair) L. Robert Johnson Paula A. Johnson Myla P. Lai-Goldman

The Innovation and Technology Committee provides guidance to our Board on technical and commercial innovation strategies, reviews emerging technology trends that may affect our business, reviews our major innovation and technological programs and overall patent strategies, and assists our Board in making well-informed choices about investments in new technology.  In 2013, the Innovation and Technology Committee met two times.

The Board’s Role in Risk Oversight

The Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and the Board actively overseeing management of our risks—both at the Board and committee level.

The Board regularly reviews and monitors the risks associated with our financial condition and operations and specifically reviews the enterprise risks associated with our five-year plan.  In particular, the Board reviews our risk portfolio, confirms that management has established risk-management processes that are functioning effectively and efficiently and are consistent with our corporate strategy, reviews the most significant risks and determines whether management is responding appropriately.

The Board performs its risk oversight role by using several different levels of review.  Each Board meeting begins with a strategic overview by the CEO that describes the most significant issues, including risks, affecting the Company and also includes business updates from each reportable segment.  In addition, the Board reviews in detail the business and operations of each reportable segment quarterly, including the primary risks associated with that segment.

The Board focuses on the overall risks affecting us.  Each committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility.  For example:

•            The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company.

•            The Audit Committee oversees management of financial reporting, compliance and litigation risks as well as the steps management has taken to monitor and control such exposures.

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CORPORATE GOVERNANCE AND BOARD MATTERS

•            The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest and the effectiveness of the Board.

•            The Innovation and Technology Committee reviews risks associated with intellectual property, innovation efforts and our technology strategy.

Although each committee is responsible for evaluating certain risks and overseeing the management of those risks, the full Board is regularly informed about those risks through committee reports.

Director Independence

Our Board has adopted a formal set of categorical director qualification standards used to determine director independence.  The standards meet or exceed the independence requirements of the New York Stock Exchange corporate governance listing standards.  Under the standards, a director must be determined to have no material relationship with us other than as a director.  The standards specify the criteria for determining director independence, including strict guidelines for directors and their immediate families regarding employment or affiliation with us, members of our senior management or their affiliates. The full text of our standards may be found under the “Investors—Corporate Governance” section on our website at www.westpharma.com.

The Board undertook its annual review of director independence in February 2014.  The Board considered whether there were any relationships described under the standards for each director.  As a result of the review, the Board affirmatively determined that each of its non-employee directors is independent of us and our management under our standard of independence.

Executive Sessions of Independent Directors

Our Board also holds regular executive sessions of only independent directors to conduct a self-assessment of its performance and to review management’s strategy and operating plans, the criteria by which our CEO and other senior executives are measured, management’s performance against those criteria and other relevant topics.  Last year, our independent directors held four executive sessions.

Director Mandatory Retirement

Non-employee directors must retire on the date of the annual meeting of shareholders immediately following his or her 72nd birthday.

Employee directors must submit their resignation upon the date he or she ceases to be an executive of the Company.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Share Ownership Goals for Directors and Executive Management

To encourage significant share ownership by our directors and further align their interests with the interest of our shareholders, directors are expected to acquire within three years of appointment, and to retain during their Board tenure, shares of our common stock equal in value to at least five times their annual retainer.

The Board has set share ownership goals for senior executive management, which are set forth in “Compensation Discussion and Analysis—Other Compensation Policies.”

Communicating with the Board

You may communicate with the Chairman, Independent Directors or the independent directors as a group by sending a letter addressed to the Board of Directors, c/o Corporate Secretary, West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, Pennsylvania 19341.  Communications to a particular director should be addressed to that director at the same address.

Our Corporate Secretary maintains a log of all communications received through this process.  Communications to specific directors are forwarded to those directors.  All other communications are given directly to the Chairman, Independent Directors who decides whether they should be forwarded to a particular Board committee or to management for further handling.

Nomination of Director Candidates

Candidates for nomination to our Board are selected by the Nominating and Corporate Governance Committee in accordance with the Committee’s charter, our Amended and Restated Articles of Incorporation, our Bylaws and our Corporate Governance Principles.  All persons recommended for nomination to our Board, regardless of the source of the recommendation, are evaluated in the same manner by the Committee.

The Board and the Nominating and Corporate Governance Committee consider, at a minimum, the following factors in recommending potential new Board members or the continued service of existing members:

•      A director is nominated based on his or her professional experience.  A director’s traits, expertise and experience add to the skill-set of the Board as a whole and provide value in areas needed for the Board to operate effectively.

•      A director must have high standards of integrity and commitment, and exhibit independence of judgment, a willingness to ask hard questions of management and the ability to work well with others.

•      A director should be willing and able to devote sufficient time to the affairs of the Company and be free of any disabling conflict.

•      All of the directors, except for the Chief Executive Officer, should be “independent” as outlined in our Independence Standards.

•      A director should exhibit confidence and a willingness to express ideas and engage in constructive discussion with other Board members, Company management and all relevant persons.

•      A director should actively participate in the decision-making process, be willing to make difficult decisions, and demonstrate diligence

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CORPORATE GOVERNANCE AND BOARD MATTERS

and faithfulness in attending Board and committee meetings.

•      The Board generally seeks active or former senior-level executives of public companies, particularly those with international operations, leaders in the healthcare or public health fields, science or technology backgrounds and individuals with financial expertise.

When reviewing nominees, the Nominating and Corporate Governance Committee may also consider whether the candidate possesses the qualifications, experience and skills it considers appropriate in the context of the Board’s overall composition and needs.  The Nominating and Corporate Governance Committee also considers the value of diversity on the Board in the director nominee identification and nomination process.

Accordingly, the Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.  The Committee regularly assesses the effectiveness of this approach as part of its review of the Board’s composition.

To assist it with its evaluation of the director nominees for election at the 2014 Annual Meeting, the Committee took into account the factors listed above and used a skills matrix highlighting the experience of our directors in areas such as pharmaceutical and biopharmaceutical services, medical device components, leadership, financial literacy, risk management expertise and independence.

Under the heading “Director Qualifications and Biographies,” we provide an overview of each nominee’s principal occupation, business experience and other directorships of publicly-traded companies, together with the qualifications, experience, key attributes and skills the Committee and the Board believe will best serve the interests of the Board, the Company and our shareholders.

Shareholders who wish to recommend or nominate director candidates must provide information about themselves and their candidates and comply with procedures and timelines contained in our Bylaws.  These procedures are described under “Other Information—2015 Shareholder Proposals or Nominations” in this proxy statement.

Related Person Transactions and Procedures

The Board has adopted a written policy and procedures relating to the Nominating and Corporate Governance Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements under SEC regulations.  A “related person” includes our directors, officers, 5% shareholders and immediate family members of these persons.

Under the policy, the Nominating and Corporate Governance Committee reviews the material facts of all related-person transactions, determines whether the related person has a material interest in the transaction and may approve, ratify, rescind or take other action with respect to the transaction.

In approving a transaction, the Committee will take into account, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transactions.

The Committee reviews and pre-approves certain types of related person transactions, including (1) director and executive officer compensation that is otherwise required to be reported in our proxy statement under SEC regulations; (2) certain transactions with companies at which the related person is an employee only; and (3) charitable contributions that would not disqualify a director’s independent status.  The policy and procedures can be found in the “Investors—Corporate Governance—Related Party Transaction Policies and Procedures” section of our website www.westpharma.com.

We have no related person transactions required to be reported under applicable SEC rules.

2014 Annual Meeting and Proxy Statement  | 13

DIRECTOR COMPENSATION

Director Compensation

2013 Director Compensation

Our non-employee directors receive annual grants of stock-settled restricted stock units (“RSUs”) equal to $130,000 and a cash annual retainer of $70,000.  Prior to 2013, these awards were made in the form of Deferred Stock, which is substantially similar to stock-settled RSUs.

The following tables show the total 2013 compensation of our non-employee directors.

Non-Employee Director Compensation Elements

Compensation Item	2013 Amount

Annual Retainers and Chair Fees
Board	$70,000
Chairman, Independent Directors	20,000
Audit Committee Chair	15,000
Compensation Committee Chair	10,000
Nominating and Corporate Governance Committee Chair	10,000
Innovation and Technology Committee Chair	10,000

2013 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Mark A. Buthman	85,000	130,015	5,197	220,212

William F. Feehery	76,667	130,015	3,621	210,303

Thomas W. Hofmann	100,000	130,015	11,345	241,360

L. Robert Johnson	73,333	130,015	31,122	234,470

Paula A. Johnson	70,000	130,015	15,609	215,624

Douglas A. Michels	70,000	130,015	7,671	207,686

John H. Weiland	80,000	130,015	19,482	229,497

Anthony Welters	70,000	130,015	35,357	235,372

Patrick J. Zenner	70,000	130,015	18,972	218,987

Fees Earned or Paid in Cash

The amounts in the “Fees Earned or Paid in Cash” column are retainers earned for serving on our Board, its committees and as committee chairs and Chairman, Independent Directors.  All annual retainers are paid quarterly.  The amounts are not reduced to reflect elections to defer fees under the Non-Qualified Deferred Compensation

Plan for Non-Employee Directors (“Director Deferred Compensation Plan”). During 2013, Mr. Buthman, Dr. Feehery, Mr. Michels, Mr. Weiland, and Mr. Welters deferred 100% of their cash compensation.

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DIRECTOR COMPENSATION

Stock Awards

The amounts in the “Stock Awards” column reflect the grant date fair value of RSU awards made in 2013.  The grant date fair value is determined under Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718.  In 2013, each non-employee director was awarded 4,006 RSUs, with a grant date fair market value of $32.46 per share based on the closing price of our common stock on the award date, May 7, 2013.  For a discussion on RSU grant date fair value, refer to Note 14 to the consolidated financial statements included in our 2013 Form 10-K.

RSUs are granted on the date of our annual meeting and vest pro rata on a monthly basis through the date of the next annual meeting when the awards become fully vested.  Vesting ceases upon termination for any reason, and the entire award is forfeited immediately if a director is removed from the Board for cause.

Deferred stock and RSUs are credited to an account under the Director Deferred Compensation Plan and is distributed as shares of common stock, as described below.  When dividends are paid on common stock, additional shares of deferred stock and RSUs are credited to each director’s stock account as if those dividends were used to purchase additional shares.

All Other Compensation

The amounts in the “All Other Compensation” column are the sum of the: (1) dividend-equivalent units (“DEUs”) credited to accounts under the Director Deferred Compensation Plan,  and (2) with respect to Dr. Paula Johnson, Mr. L. Robert Johnson, Mr. Douglas Michels, Mr. John Weiland and Mr. Patrick Zenner, charitable contributions of $1,000 each made under our charitable contribution matching program, which is available to our employees, retirees and directors on a non-discriminatory basis.

Stock Options

Prior to 2007, non-employee directors received annual grants of stock options, which vested on the first anniversary of the grant date.  After benchmarking this practice, our Board ceased granting stock options to directors.  All stock options are vested and expire ten years after the original date of grant.  The following table sets forth all stock and stock options held by each director at the end of 2013.

Outstanding Director Stock Awards and Stock Options at Year-End 2013

Name	Vested Deferred Stock Awards (#)	Unvested Deferred Stock and RSU Awards (#)	Total Deferred Stock and RSU Awards (#)	Stock Options Outstanding (#)

Mark A. Buthman	12,160	1,668	13,828	—
William F. Feehery	7,363	1,668	9,031	—
Thomas W. Hofmann	29,964	1,668	31,632	—
L. Robert Johnson	31,354	1,668	33,022	-0-
Paula A. Johnson	31,354	1,668	33,022	7,800
Douglas A. Michels	12,160	1,668	13,828	—
John H. Weiland	31,354	1,668	33,022	—
Anthony Welters	31,354	1,668	33,022	-0-
Patrick J. Zenner	31,354	1,668	33,022	38,400

Director Deferred Compensation Plan

All non-employee directors may participate in the Director Deferred Compensation Plan, which permits participants to defer all or a part of their annual cash compensation until their Board service terminates.  Deferred fees may be credited to a “stock-unit” account that is deemed invested in our common stock or to an account that earns interest at the prime rate of our principal commercial bank.  Stock-unit accounts are credited with DEUs based on the number of

2014 Annual Meeting and Proxy Statement  | 15

DIRECTOR COMPENSATION

stock units credited to the account as of the dividend record date.

The value of a director’s account balance is distributed on termination of Board service.  The value of a director’s stock-unit account is determined by multiplying the number of units credited to the account by the fair market value of our common stock on the termination date.

RSUs (and deferred stock issued prior to 2013) are distributed in shares of stock.   In 2013, directors were given the opportunity to elect to receive their deferred stock units in stock in lieu of cash.  Approximately 86% of all deferred stock units granted will be distributable in stock instead of cash based on those elections.  Partial shares are distributed in cash. All awards in 2014 and later will only be distributed in stock.

Directors may receive their distribution as a lump sum or in up to ten annual installments.  Separate elections apply to amounts earned and vested before 2005 and amounts earned and vested after December 31, 2004.  If a director elects the installment option, any cash-account balances during the distribution period will earn interest at the prime rate of our principal commercial bank and deferred stock and stock-settled units will be credited with dividends until paid.

The following table summarizes the amounts credited to each Director Deferred Compensation Plan account as of December 31, 2013:

Name	Cash-Settled Stock Units Value(1) ($)	Stock-Settled Stock Units Value(1) ($)	Deferred Stock and RSU Value (1) ($)	Amount Invested in Cash Account (2) ($)	Total Account Balance ($)
Mark A. Buthman	-0-	147,881	678,389	-0-	826,270
William F. Feehery	-0-	156,026	443,065	-0-	599,091
Thomas W. Hofmann	-0-	-0-	1,551,851	-0-	1,551,851
L. Robert Johnson	-0-	2,339,309	1,620,045	-0-	3,959,354
Paula A. Johnson	-0-	350,408	1,620,045	-0-	1,970,453
Douglas A. Michels	307,816	18,153	678,389	-0-	1,004,358
John H. Weiland	884,165	21,883	1,620,045	-0-	2,526,093
Anthony Welters	-0-	2,843,471	1,620,045	71,439	4,534,955
Patrick J. Zenner	-0-	781,635	1,620,045	-0-	2,401,680

(1)          Value is determined by multiplying the number of stock units or shares of deferred stock, as applicable, times $49.06, the fair market value of a share of stock on December 31, 2013.  Stock units relate to deferred compensation that has previously been reported in the “Fees Earned or Paid in Cash” column for the year the compensation was earned.

(2)          This account earned interest at a rate of 3.25%, compounded quarterly, which resulted in $1,439 being credited to Mr. Welters’ account in 2013.

2014 Annual Meeting and Proxy Statement  | 16

EXECUTIVE COMPENSATION

Executive Compensation

Executive Summary

Our Compensation Philosophy and Goals

We believe that our long-term success is directly related to our ability to attract, motivate and retain highly talented individuals committed to continually improving financial performance, achieving profitable growth and enhancing shareholder value.

To that end, our Compensation Committee (the “Committee”) has developed a pay-for-performance compensation philosophy that closely aligns our executives’ incentive compensation with Company performance and shareholder interests on a short- and long-term basis without promoting excessive risk.  When we deliver expected performance, our pay should approximate the market median.  Actual compensation, however, varies with our performance.

The Annual Incentive Plan (“AIP”), our annual cash incentive bonus plan, is based primarily on our performance on two financial measures:

adjusted diluted earnings-per-share (“EPS”) and adjusted operating cash flow.  Performance standards for regional and divisional heads, including Mr. Bedwell, Mr. Hunt and Mr. Paproski, also include targets for both regional and divisional sales, operating profit and cash flow.  No awards are made unless performance exceeds a threshold level.

Our long-term incentive awards are aligned with shareholder interests because they deliver value based on share-price growth and the achievement of three-year compound annual growth rate (“CAGR”) and return on invested capital (“ROIC”) targets, encourage share ownership and promote retention of key talent.

A significant portion of the total compensation opportunity for each of our executives, including the named executive officers or “NEOs,” is directly dependent on the achievement of pre-established corporate goals.

Investor Outreach and 2013 Say-on-Pay Results

At our 2013 annual meeting of shareholders, we held a shareholder “Say-on-Pay” advisory vote to approve the compensation of our NEOs as disclosed in our proxy statement.  Shareholders expressed overwhelming support for the compensation of our NEOs, with approximately  94% of the votes (present at the meeting and entitled to vote) cast to approve NEO compensation.

The Committee considered this vote as demonstrating strong support for our compensation programs and continued to apply the same effective principles and philosophies that have been applied in prior years when making compensation decisions for 2013.  These principles and philosophies are highlighted above and described more fully below.

To ensure that the Committee considers shareholder views on compensation matters, we maintain an active shareholder engagement program, meeting with our largest investors throughout the year.  The Committee receives regular updates on investor feedback and understands that shareholders remain very focused on the alignment of pay and performance.

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EXECUTIVE COMPENSATION

2013 Financial Highlights

The Company delivered exceptional financial performance in 2013, achieving record net sales, gross profit, operating profit and diluted EPS.  Compared to 2012, net sales increased 8.0% (7.2% at constant exchange rate), gross profit increased 12.1%, combined segment operating profit increased 10.0% (20.2% including corporate) and adjusted diluted EPS increased 18.1%.

2012-2013 Growth Rate

Our shareholders also benefitted as we delivered total shareholder returns well above the average of the S&P 500 and the Business Segment Group of companies we use for benchmarking our executive compensation programs:

One-Year Comparative TSR	Three-Year Comparative TSR

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EXECUTIVE COMPENSATION

Executive Compensation Elements

Compensation Component	Objectives	Key Features
Base Salary	Fair and competitive compensation to attract, retain and reward executive officers by providing a fixed level of cash compensation tied to experience, skills and capability relative to the market

•   Annual cash compensation that is not at risk

•   Targeted to the 50th percentile of our compensation comparator groups, with variations based on experience, skills and other factors

•   Adjustments considered annually based on level of pay relative to the market, individual and Company performance

Annual Incentive Award

Focuses executives on annual results by rewarding them for achieving key budgeted financial targets

Links executives’ interests with those of shareholders by promoting profitable growth

Helps retain executives by providing market-competitive compensation

•   At-risk cash awards based on adjusted diluted EPS and adjusted operating cash flow, calculated at budgeted exchange rates and adjusted for unusual or non-recurring items

•   Annual awards vary from 0% to 150% of the targeted amount

Long-Term Incentive Award (PVSUs and Stock Options)

Aligns executives’ interests with those of shareholders by linking compensation with long-term corporate performance that benefits our shareholders

Retains and provides incentives to executives through multi-year performance-vesting share units (“PVSUs”) and stock options

Promotes a sensible balance of risk and reward, without encouraging unnecessary or unreasonable risk-taking

•   At-risk long-term compensation

•   Generally targeted at a level that will provide total direct compensation at the 50th percentile of comparator groups

•   Uses PVSUs and stock options to balance financial performance goals and increased stock price

•   PVSUs have a three-year performance period; stock options vest in annual increments over a four-year period

•   Shares earned under PVSU awards vary from 0% to 200% of targeted amount

Retirement Plan and Non-Qualified Deferred Compensation Plan	Attracts and retains executives by providing a level of retirement income and retirement savings in a tax-efficient manner	• Provides a defined-benefit plan that transitioned to a cash-balance plan formula in 2007 • Executives may elect to defer up to 100% of their annual cash compensation

2013 Performance-Based Bonuses (Cash)

AIP payouts for all executives, including the NEOs, are based on our performance against two principal corporate financial metrics: adjusted diluted EPS and adjusted operating cash flow.  Payouts for executives who manage regional and business units also depend partially on Business Unit and Regional performance.  The target bonus is set as a percentage of base salary, which for the NEOs, ranges from 60% to 100%.  2013 AIP target goals were set by the Committee based on the budget approved by the Board and the Committee’s determination that the targets contained sufficient “stretch.”  We exceeded target for both primary metrics as shown in the table below.  See footnotes to “Financial Results for AIP Purposes” on page 28.

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EXECUTIVE COMPENSATION

2013 AIP Performance Against Primary Metrics

Threshold, Target and Actual Performance

(1)          Reflects the Company’s two-for-one stock split effected on September 26, 2013.

2013 Long-Term Incentive Awards (Equity)

Long-term incentive compensation opportunities for our executives, including the NEOs, are entirely equity-based.  Executives receive an award of PVSUs and time-vested stock options, approximately equal in expected value.  The value of each NEO’s long-term grant is determined by the Committee based on its review of peer-group market data, the executive’s roles and responsibilities, his impact on our results, and advancement potential.  PVSUs entitle the recipient to receive common shares based on achievement of three-year CAGR and ROIC targets.  The following chart shows the performance against target and threshold for the three-year performance period ended December 31, 2013.

Performance Against Long-Term Metrics (1) – 2012-2013 Performance Period

(1)          Calculated at 2013 budgeted foreign exchange translation rates.

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EXECUTIVE COMPENSATION

Our Compensation Practices

We continue to incorporate leading practices into our compensation programs:

•                  Our compensation philosophy targets total direct compensation of our NEOs at the 50th percentile of comparator group companies.

•                  We prohibit our officers and directors from hedging, pledging or engaging in any derivatives trading with respect to our common stock.

•                  We do not provide tax “gross-ups” for perquisites provided to our executive officers.

•                  Our equity-incentive plan prohibits the repricing or exchange of equity awards without shareholder approval.

•                  DEUs (dividend-equivalent units) are paid on equity awards only to the extent the underlying award is earned.

•                  We conduct realizable-pay analyses on our CEO compensation and review tally sheets to provide additional benchmarking information on executive pay.

•                  We require a “double-trigger” feature and have not provided golden-parachute excise-tax gross-ups in any change-in-control agreements offered to executives in 2011or later.

•                  We require our executive officers to meet share-ownership guidelines, and take a portion of their bonus in shares until their ownership guidelines are met.  The ownership guideline for our CEO is six times base salary and the guideline for our other executives is two times base salary.

•                  The Committee has engaged an independent outside compensation consultant.  See “Role of the Compensation Consultant and Executives.”

•                  The Committee may, if permitted by law, cancel or recover any cash- or equity-based incentive compensation based on achievement of specified financial results that are the subject of a subsequent restatement.  We will seek repayment of any amount determined to have been inappropriately received due to mathematical errors, fraud, misconduct or gross negligence.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis.  Based on its review and discussions with management, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Compensation Committee

John H. Weiland, Chairman
Douglas A. Michels
Patrick J. Zenner

2013 Annual Meeting and Proxy Statement  | 21

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses our executive compensation program for 2013, the compensation decisions made under those programs and the factors that were considered by the Committee in making those decisions.  It focuses on the compensation for each of our NEOs for 2013:

•                  Donald E. Morel, Jr., Chairman and Chief Executive Officer;

•                  William J. Federici, Senior Vice President and Chief Financial Officer;

•                  Jeffrey C. Hunt, President, Pharmaceutical Packaging Systems;

•                  John E. Paproski, President, Pharmaceutical Delivery Systems; and

•                  Warwick Bedwell, President, Pharmaceutical Packaging Systems, Asia Pacific Region.

This Compensation Discussion and Analysis is divided into two parts:

Part 1 discusses our 2013 performance, the Committee’s actions in 2013, our compensation practices and the compensation decisions for our NEOs.

Part 2 discusses our compensation framework in more detail, including how we apply our compensation philosophy and determine competitive positioning of our executive compensation and other policies.

All Company share data included in this section has been adjusted to reflect the impact of the Company’s two-for-one stock split effected on September 26, 2013.

Part 1 – 2013 Performance, Compensation Committee Actions, Compensation Practices and Decisions

2013 Performance Overview

2013 was an outstanding year for the Company and its shareholders.  Among the accomplishments of our executive team, led by Dr. Morel, were:

•                  Effected a two-for-one stock split and increased quarterly dividend to $0.10 per share on a post-split basis.

•                  Record sales of our high-value packaging components, including West Envision™, FluroTec®,  Westar RS® and Westar RU® brands.

•                  Acceleration of key innovative product-development activities for SmartDose® Electronic Patch and SelfDose™ injector delivery systems.

•                  Reduced lead times and customer complaints and increased emphasis on global quality initiatives.

•                  Advanced innovative product development with achievement of milestones for certain of our proprietary products and increased sales of proprietary administration systems.

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EXECUTIVE COMPENSATION

2013 Committee Actions

The Committee regularly evaluates the design and performance of our executive compensation programs to ensure they are operating as intended and consistent with relevant benchmarks and market practices.  The Committee also reviews its compensation philosophy each year. As a result of these evaluations and reviews, the Committee took the following actions in 2013:

Action	Rationale

Compensation Mix—Continued shift from base salary to long-term incentive compensation for executive officers.	Strengthen pay-for-performance element with an increased portion of executive pay “at risk” based on achievement of financial performance goals.

Competitive Compensation Levels—Reaffirmed our compensation philosophy of targeting our executive compensation to the market median (50th percentile) from a range of 50th – 75th percentile.	Align with compensation best practices.

Pay-for-Performance Review—Conducted a formal pay-for-performance review of CEO compensation versus peers.	Provide a more complete view of the alignment of compensation and company performance versus our peers and the market.

Realizable Pay Analysis—Conducted a realizable pay analysis, which assesses whether Company performance and CEO realizable pay are aligned over a given period of time.	Provide a more complete view of the alignment of compensation and company performance versus our peers and the market.

Business Comparator Group—Reviewed the criteria for selecting members of the Business Comparator Group and decided to include one additional company.	Ensure robust comparative compensation data.

2014 Annual Meeting and Proxy Statement  | 23

EXECUTIVE COMPENSATION

2014 Compensation Committee Actions

The Committee made two changes to its compensation programs in early 2014.  First, the Committee revised its equity grant procedures to ensure that all equity awards at its annual grant meeting are made at least two business days following the release of our annual financial results for the preceding fiscal year.

years of age, have 10 years of service with the Company, and have not been terminated for “cause” as defined under the 2011 Omnibus Incentive Compensation Plan.

Vesting will immediately cease and all outstanding awards will be forfeited if the executive competes with the Company during the period of continued vesting or fails to comply with his or her confidentiality obligations.   We may also cause the equity to be forfeited at any time if we discover that the executive should have been terminated for cause.  In addition, all equity awards will continue to be subject to our Incentive Compensation Recovery (“clawback”) Policy during the continued vesting period.

Second, the Committee adopted a policy of providing vesting of future equity awards made to certain executive officers, including the NEOs, following their retirement.  Under the policy, future awards of PVSUs and stock options will continue to vest during their term for individuals who are executive officers at the time of their retirement so long as they are at least 57

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EXECUTIVE COMPENSATION

Executive Compensation Elements

The following chart summarizes the key features of each element of our executive compensation program: Cash (salary and annual bonus); Equity (long-term incentive); Retirement (retirement plan, supplemental plan, 401(k), Deferred Compensation Plan and Superannuation Plan (Mr. Bedwell only)), and Other (perquisites).  Each type is discussed in detail in the remainder of this Compensation Discussion and Analysis, and the accompanying tables.

Compensation Element	Type	Key Features

Cash	Salary

•         Fixed amount of compensation based on experience, contribution and responsibilities.

•         Salaries reviewed annually and adjusted based on market practice, individual performance and contribution, length of service and other internal factors.

Annual Incentive Plan

•         Performance-based cash awards based on adjusted diluted EPS and adjusted operating cash flow, calculated at budgeted exchange rates and adjusted for unusual or non-recurring items.  See “Financial Results for AIP Purposes” on page 28.

•         Annual awards vary from 0% to 150% of the targeted amount.

Long-Term Incentive Compensation (100% Equity)	PVSUs (50% of grant value)

•         PVSUs are settled three years from the grant date based on performance over a three-year period.

•         DEUs are accumulated on PVSUs during the vesting period.

•         Both PVSUs and DEUs are paid in shares of West common stock and only upon vesting.

•         The number of shares that may be earned over the performance period is based on achievement against target of two equally weighted measures—CAGR and ROIC—and ranges from 0% to 200% of the target award.  See “Our Long-Term Equity Incentive Program,” beginning on page 29.

	Non-qualified stock options (50% of grant value)	• Vest over a four-year period and expire 10 years from the grant date.

Retirement	Retirement Plan	• Provides retirement income for eligible participants based on years of service and highest average earnings up to tax code limits.

	Supplemental Employee Retirement Plan	• Provides retirement income, on a non-qualified basis, in excess of tax code limits on the same basis as Retirement Plan.

	401(k) Plan	• Qualified 401(k) plan that provides participants the opportunity to defer taxation on a portion of their income, up to code limits, and receive a matching Company contribution.

	Nonqualified Deferred Compensation Plan	• Extends, on a non-qualified basis, the 401(k) in excess of code limits on the same terms.

	Superannuation Plan	• Permits Mr. Bedwell to defer some taxation and receive a matching contribution of the amounts deferred.

Other	Perquisites	• Perquisites are limited to the use of a Company-leased automobile and expatriate assistance.

2014 Annual Meeting and Proxy Statement  | 25

EXECUTIVE COMPENSATION

Summary of Key 2013 Compensation Decisions

The following highlights the Committee’s key NEO compensation decisions for 2013, as reported in the Summary Compensation Table on page 37.  The decisions were made after considering input from the Committee’s independent compensation consultant, Pay Governance LLC (“Pay Governance”).

CEO Compensation

In February 2013, the Committee took the following actions on Dr. Morel’s compensation:

•                  His base salary was held at $825,028;

•                  His annual incentive target award opportunity was maintained at $825,028 (100% of base salary); and

•                  His long-term incentive target expected value was increased to $2.4 million.

After benchmarking Dr. Morel’s compensation with our Business Comparator Group, the

Committee determined that Dr. Morel was below the 50th percentile for long-term incentive opportunity.

To further the Committee’s desire to have more compensation “at risk” and its philosophy to focus on long-term shareholder value, the Committee held Dr. Morel’s base salary and annual incentive opportunity flat for the third year in a row while increasing his long-term incentive target by $400,000.

Compensation of Other NEOs

The Committee approved salaries and set incentive-compensation targets of the other NEOs taking into account the CEO’s recommendations, the advice of Pay Governance, comparator group salary data, relative duties and responsibilities, advancement potential and impact on our financial and strategic performance.  Consistent with the approach for the CEO, the Committee provided greater increases in long-term incentive compensation with modest increases (2%-4%) in annual base salary.

2013 NEO Base Salaries, Annual Incentive Target and Long-Term Expected Value

Name	Salary as of 1/1/13	Salary Effective 4/23/13	2013 Salary Median Target	% Increase	AIP Target as % of Salary	Long-Term Expected Value	Total Direct Compensation as % of Median Target (1)
Donald E. Morel, Jr.	$825,028	$825,028	$825,000	0.0%	100%	$2,400,000	95%
William J. Federici	$452,299	$461,345	$452,000	2.0%	70%	$700,000	112%
Jeffrey C. Hunt	$390,000	$397,800	$435,000	2.0%	70%	$600,000	92%
John E. Paproski	$331,706	$345,030	$360,000	4.0%	70%	$600,000	131%
Warwick Bedwell	$353,384	$360,452	$275,000	2.0%	60%	$300,000	131%

(1)             Total direct compensation consists of base salary, annual bonus target and long-term expected value.  Percentages based on the 50th percentile of the Business Segment Group for Dr. Morel and Mr. Federici, and the 50th percentile of the Talent Market Comparator group for the other NEOs.

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EXECUTIVE COMPENSATION

Our Annual Incentive Compensation Program

Plan Criteria and Rationale

The annual incentives for all AIP participants, including the NEOs, are based on our financial performance as a whole measured by adjusted diluted EPS and adjusted operating cash flow.

AIP payouts for divisional participants (Mr. Hunt and Mr. Paproski) and regional participants (Mr. Bedwell) also rely on achievement of a mix of regional and divisional net sales, operating profit and cash flow, adjusted to reflect budget exchange rates.

In 2013, as in past years, the Committee evaluated the continued use of the AIP financial measures using the following principles:

•       Metrics that support achievement of an annual Board-approved operating plan;

•       Metrics that support profitable growth while preserving cash for longer-term investment;

•       Metrics that provide a clear line of sight—i.e., that are clearly understood and can be affected by the performance of our executives and employees; and

•       Metrics that are consistent with market practice and commonly used within our comparator group.

Following this review, the Committee concluded that the continued use of these measures supports these principles for the following reasons:

•       EPS is a comprehensive measure of income and provides an emphasis on profitable growth while focusing managers on expense control.

•       Operating cash flow provides a focus on generating cash in the short term to fund operations, research and longer-term capital projects and focuses managers on expense control.

•       Regional and divisional cash flow, sales and operating profit provide line of sight for operating managers while recognizing the increasing globalization of our business.

Target Setting

The target annual incentive awards for our NEOs are set as a percentage of base salary.  Target awards are reviewed annually to ensure alignment with our compensation philosophy to target each compensation element and total direct compensation at the market median.

Variances from this goal are based on an evaluation of competitive market data, internal equity considerations among the CEO’s direct reports and individual performance evaluations.

For 2013, target annual-incentive opportunities for the NEOs ranged from 60% to 100% of their year-end base salary rate.

The payout curve is structured to reflect our philosophy that management should be rewarded for exceeding goals and penalized when targets are missed.

The payout factor is a pre-established multiplier that corresponds, on a sliding scale, to the percentage achievement of the AIP target objective so that if actual performance is less than target, the multiplier decreases on a sliding scale based on the percentage achievement.

Thus, for example, at the 85% achievement level, executives would receive 50% of their target award.  No payouts would be made if actual financial performance falls below 85% of the target level.  If AIP targets are exceeded, the multiplier increases on a sliding scale up to the 150% of target award level for achievement of 115% of the performance target level.

Achievement between the threshold and maximum levels is straight-line interpolated.

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Financial Results for AIP Purposes

The Committee set the AIP targets based on its evaluation of the budget amounts and its assessment that the targets contained a sufficient degree of “stretch.”  Above-target payouts were based on our outstanding operating performance in 2013, which exceeded target goals.

2013 AIP Corporate, Division and Region

2013 Performance Metrics, Weight and Achievement

(all amounts in millions except EPS)

	Metric	Financial Objectives				Milestone Achievement
Plan Unit and NEO Participants	Weight	Threshold	Target	Maximum	Results	% of Target
Corporate Unit: (Morel, Federici)
Adjusted EPS (1)	80%	$1.26	$1.49	$1.71	$1.62	109.1%
Adj. Operating Cash Flow (2)	20%	$173.8	$204.5	$235.2	$222.1	108.6%

Packaging Systems Unit: (Hunt)
Adjusted EPS (1)	40%	$1.26	$1.49	$1.71	$1.62	109.1%
Division Metrics –
Adjusted Net Sales (3)	15%	$830.2	$976.7	$1,123.2	$992.3	101.6%
Adjusted Operating Profit (3)	30%	$165.4	$194.6	$223.8	$216.0	111.0%
Adjusted Divisional Cash Flow (3)	15%	$193.5	$227.7	$261.9	$262.5	115.3%

Delivery Systems Unit: (Paproski)
Adjusted EPS (1)	40%	$1.26	$1.49	$1.71	$1.62	109.1%
Division Metrics –
Adjusted Net Sales (3)	5%	$321.6	$378.4	$435.2	$371.7	98.2%
Adjusted Operating Profit (3)	5%	$12.2	$14.4	$16.6	$8.9	62.0%
Innovation Milestones (4)	50%	—	—	—	—	124.4%

Packaging Systems, Asia-Pacific Region Unit: (Bedwell)
Adjusted EPS (1)	40%	$1.26	$1.49	$1.71	$1.62	109.1%
Region Metrics –
Adjusted Net Sales (3)	5%	$100.0	$117.7	$135.4	$116.5	99.0%
Adjusted Operating Profit (3)	10%	$11.4	$13.4	$15.4	$22.6	168.7%
Adjusted Cash Flow (3)	5%	$13.6	$16.0	$18.4	$26.5	165.8%
Division Metrics –
Adjusted Net Sales (3)	15%	$830.2	$976.7	$1,123.2	$992.3	101.6%
Adjusted Operating Profit (3)	25%	$165.4	$194.6	$223.8	$216.0	111.0%

(1)        Adjusted EPS for annual incentive purposes is based on budgeted foreign exchange rates and excludes restructuring and certain non-recurring items.  Therefore, they differ from the comparable U.S. GAAP measures. See “Financial Measures” for a reconciliation of U.S. GAAP diluted EPS to adjusted diluted EPS for annual incentive purposes.

(2)        Adjusted operating cash flow for annual incentive purposes is based on budgeted foreign exchange rates.  See “Financial Measures” for a reconciliation of U.S. GAAP operating cash flow to adjusted operating cash flow.

(3)        Regional adjusted net sales, adjusted operating profit and adjusted cash flow, and divisional adjusted net sales and adjusted operating profit, are based on budgeted foreign exchange rates.  See “Financial Measures” for a reconciliation of the comparable U.S. GAAP financial measures to the adjusted regional and divisional adjusted financial measures for annual incentive purposes.

(4)       A portion of Mr. Paproski’s AIP payout is based upon the achievement of certain innovation product development milestones.

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2013 Annual Cash Incentive Awards

The table below sets forth 2013 target annual incentive opportunities as a percentage of year-end salary for our NEOs and the target and actual payout amounts.

The actual payout amounts are computed based on the actual performance, as outlined above under “Target Setting.”  The amounts for Mr. Bedwell reflect the U.S. dollar equivalent of the award.

2013 AIP Threshold, Target, Maximum and Actual Payouts and Achievement

Name	2013 Target Award (% of Base Salary)	2013 Threshold Award (50% of Target Award) ($)	2013 Target Award (100% of Target Award) ($)	2013 Maximum Award (150% of Target Award) ($)	2013 Actual Award ($)	Actual Achievement % of Target

Donald E. Morel, Jr.	100%	412,514	825,028	1,237,542	1,072,371	130.0%
William J. Federici	70%	161,471	322,942	484,413	419,759	130.0%
Jeffrey C. Hunt	70%	139,230	278,460	417,690	365,948	131.4%
John E. Paproski	70%	120,761	241,521	362,282	286,322	118.5%
Warwick Bedwell (1)	60%	100,991	201,982	302,973	239,518	129.4%

(1)                                     Amounts are payable in Singapore dollars and converted to U.S. dollars at the then-applicable spot conversion rate for the date the targets were established and amounts were paid.

Our Long-Term Equity Incentive Program

Plan Criteria and Rationale

Long-term compensation for all our executives, including our NEOs, is entirely equity-based.  Our long-term awards are structured to align our executives’ interests with shareholders and to emphasize the Committee’s expectation that our executive officers should focus their efforts on growing our business while carefully managing capital.

To help further these objectives, we use CAGR and ROIC as the performance measures for determining PVSU payouts.  Each metric is weighted equally because we believe CAGR and ROIC are equally important in creating shareholder value.

The use of stock options is intended to align our executives’ longer-term interest with those of shareholders because options gain value only when and to the extent that share price exceeds the exercise price of the option.

Performance-Vesting Share Units

The number of shares that may be earned under the PVSUs is based on achievement of CAGR and ROIC targets.

Each PVSU award agreement contains a target payout for the recipient.  The number of shares an executive earns at the end of a performance period is calculated by multiplying the target number of PVSUs awarded at the beginning of the period times the applicable “payout factor” for each performance metric times the weighting for that performance metric.

Target PVSUs (i.e., number of shares to be earned if performance equals 100% target)	x	Payout Factor (based on achievement against CAGR and ROIC targets)	x	Weighting (50% for each metric)	=	Number of Shares Earned

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2013 Long-Term Equity Awards

In 2013, long-term plan participants, including our NEOs, received a grant of PVSUs and a grant of non-qualified stock options.  The total grant value was divided equally between the two forms of awards.

The total award value of each NEO was targeted to the market median as represented by comparator group data, as well as relative duties and responsibilities, advancement potential, and his impact on our financial results.  The grant values are shown in the following table. The 2013 PVSU threshold, target and maximum CAGR and ROIC goals follow.

2013 Long-Term Equity Award Value

Name	PVSUs (1) 2013-2015 Performance Period ($)	Stock Options (1) ($)	Total Award Value ($)

Donald E. Morel, Jr.	1,199,992	1,200,005	2,399,997
William J. Federici	349,966	350,005	699,971
Jeffrey C. Hunt	299,999	300,005	600,004
John E. Paproski	299,999	300,005	600,004
Warwick Bedwell	150,021	149,995	300,016

(1)          The expected value of PVSUs was based on a grant date fair value of $29.56 per share on February 19, 2013 and $32.19 on March 26, 2013 and the expected value of options was based on a grant date fair value of $5.70 per share on February 19, 2013 and $6.20 on March 26, 2013.  For the assumptions made in determining grant date fair values, refer to Note 14 to the consolidated financial statements included in our 2013 Form 10-K.

2013 – 2015 Performance Period

PVSU Award Performance Goals

Metric	Threshold	Target	Maximum

ROIC	6.3%	9.0%	13.5%
CAGR	4.6%	6.5%	9.6%

Equity Award Grant Practices

Under the Committee’s equity-based awards policy and procedures, equity awards are made once per year two business days following the release of our annual results for the preceding fiscal year.  The policy contains rules on determining the grant date of equity awards and the exercise price of any stock options.

It also delegates authority to a management committee to make a limited number of grants between meetings to management below the officer level in connection with the hiring or promotion of employees or for retention purposes.

As part of the Committee’s desire to weight long-term incentive compensation opportunities more heavily than salary and bonuses, the Committee approved an increase in the expected value of LTIP awards to Mr. Federici, Mr. Hunt and Mr. Paproski and approved additional option and PVSU awards for those officers.

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2013 Performance Share Award Payouts

The following tables show the performance against targets for the three-year PVSU performance period ended December 31, 2013, and the actual award values for each NEO.

2011 – 2013 PVSU Performance Period

Performance/Payout Results

Metric	Threshold	Target	Maximum	Result	Performance as % of Target	Payout Factor	x Weighting	Payout as % of Target

ROIC	7.0%	10.0%	15.0%	9.6%	96.0%	92.8%	50%	46.4%
CAGR	4.1%	5.8%	8.7%	7.4%	127.6%	155.9%	50%	77.9%
			Final Payout Result as a % of Target:					124.3%

2011 – 2013 PVSU Performance Period

Award Payouts

Name	Target Award at Grant (1) (#)	Target Award Value at Grant (1) ($)	Actual Award Shares (2) (#)	Actual Award Value at $48.69 (3) Per Share ($)

Donald E. Morel, Jr.	53,856	1,100,009	69,767	3,396,955
William J. Federici	14,688	300,002	19,027	926,425
Jeffrey C. Hunt	9,792	200,002	12,685	617,633
John E. Paproski	7,344	150,001	9,514	463,237
Warwick Bedwell	7,344	150,001	9,514	463,237

(1)    Target award is based on achievement of 100% of performance metrics and target value is calculated by multiplying the target award by $20.43, the closing price of our common stock on February 22, 2011, the award grant date.

(2)    Includes shares credited due to dividend equivalent units.

(3)    The closing price of our common stock on February 18, 2014, the award payout date.

Part 2 – Compensation Framework

Compensation Philosophy and Objectives

Our compensation philosophy is to provide competitive executive pay opportunities tied to our short-term and long-term success.  This overriding pay-for-performance approach enables us to attract, motivate and retain the type of executive leadership that will help us achieve our strategic objectives and realize increased shareholder value.  To reach these goals, we have adopted the following program objectives:

•                  Have a strong pay-for-performance element with a major portion of executive pay “at risk” based on achievement of financial performance goals.

•                  Support achievement of both operating performance and strategic objectives.

•                  Link management compensation with the interests of shareholders.

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•                  Be fair and market-competitive to assure access to needed talent and encourage retention.

•                  Provide compensation opportunities that are consistent with each executive’s responsibilities, experience and performance.

•                Design compensation incentive programs that promote a sensible risk/reward balance, and that do not encourage unnecessary or unreasonable risk-taking.

Applying our Compensation Philosophy

We apply our compensation philosophy and objectives as follows:

Compensation Component	Objectives
Base Salary	Fair and competitive compensation to attract, retain and reward executive officers by providing a fixed level of cash compensation tied to experience, skills and capability relative to the market.
Annual Incentive Award

At-risk cash bonuses focus NEOs on annual results by rewarding them for achieving key budgeted financial targets.

Links interests of NEOs with those of shareholders by promoting strong profitable growth.

Helps retain NEOs by providing market-competitive compensation.

Long-Term Incentive Award (PVSUs and Stock Options)

At-risk long-term compensation aligns interests of NEOs with those of shareholders by linking compensation with long-term corporate performance that benefits our shareholders.

Retains NEOs through multi-year PVSU performance period and stock option vesting.

Promotes a sensible balance of risk and reward, without encouraging unnecessary or unreasonable risk-taking.

Retirement Plan and Non-Qualified Deferred Compensation Plan	Attracts and retains NEOs by providing a level of retirement income and retirement savings in a tax-efficient manner.

Competitive Positioning

In support of our compensation philosophy, we target the median compensation values of two groups – a “Business Segment Comparator Group” and a “Talent Market Comparator Group.”  The Business Segment Comparator Group is composed of companies with operational and customer characteristics similar to our own.  The Talent Market Comparator Group is a size-appropriate sample of companies that participate in the Towers Watson annual executive compensation database with revenues between $500 million and $3 billion and that operate in the chemicals, electronics and scientific equipment, healthcare/medical products, industrial manufacturing or pharmaceuticals industries.

The Business Segment Group is used primarily to determine competitive pay practices and design details and for pay-for-performance comparisons.  Because most of the Business Segment Group companies disclose compensation data in SEC filings each year, this group also serves as a primary pay-level

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reference for select executives, including Dr. Morel and Mr. Federici.

The companies in the Business Segment Group are identified by Pay Governance and approved by the Committee based on the following criteria: (1) size (approximately one-half to two times our revenues); (2) industry (healthcare equipment/supplies, industrial machinery and life sciences tools/services); and (3) operating structure (global footprint, manufacturing capabilities, raw materials and products, similar intellectual property profile and customer characteristics).

The Talent Market Group provides us with a consistent set of market data for all of our executive positions, representing a sample of companies with which we broadly compete for talent.  The companies in the Talent Market

Group change each year based on survey participation.

Given our size and business portfolio, it is challenging to identify a single, robust sample of appropriate market compensation peers that fit conventional criteria.  We believe that using a balance of market references that reflect companies with which we compete for business and capital, and more broadly, those with which we compete for talent, provides the Committee with decision-quality data and context, and is a reasonable representation of our labor market for executive talent.  The Committee annually evaluates and, if appropriate, updates the composition of the Business Segment Group.

The Business Segment Group and Talent Market Group used in 2013 consisted of the following companies:

2013 Business Segment Comparator Group

Aptar Group, Inc.	DENTSPLY International Inc.	Haemonetics Corporation	Steris Corp.
CONMED Corporation	Edwards Lifesciences Corp.	IDEXX Laboratories, Inc.	Varian Medical Systems
The Cooper Companies Inc.	Gerresheimer AG	Invacare Corporation
C.R. Bard	Greatbatch, Inc.	Pall Corporation

2013 Talent Market Comparator Group

A.O. Smith Corporation	Catalent Pharma Solutions	Herman Miller	Nypro	Snap-on
Ameron International	Covance	Husky Injection Molding Systems	PerkinElmer	Stepan Company
Ametek	Cytec Industries	IDEXX Laboratories	Plexus	Swagelok
Ansell HealthCare Products	DENTSPLY International	International Flavors & Fragrances	Polymer Group, Inc.	Thomas & Betts
Barnes Group	Donaldson Company	Kinetic Concepts	PolyOne	Toro
Brady Corporation	Endo Pharmaceuticals	Lundbeck	Quintiles	Trinity Industries
Cabot Creamery	Goodman Manufacturing	Makino	Regal-Beloit	USG
Carlisle	Graco	Matthews International	ShawCor	Warner Chilcott
Chemtura	H. B. Fuller	Mine Safety Appliances	Sensata Technologies
ConvaTec	Hanger Orthopedic Group	Milacron	Sigma-Aldrich

Setting Compensation Targets

The Committee annually reviews the total compensation of each executive officer—i.e., cash compensation (salary and target annual incentive opportunity) and long-term equity compensation (target long-term equity value).

The Committee, with input from its independent consultant, then sets the executive’s compensation target for the current year.  Adjustments may be made to short- or long-term incentive award opportunities.  Salary adjustments, if any, typically become effective in May of each year.  The compensation decision for the CEO is reviewed with and ratified by the independent directors in executive session.

In making its decisions, the Committee uses several resources and tools, including competitive market information and compensation trends within the comparator groups and the larger executive compensation environment.

The Committee also reviews “tally sheets” for each of our executive officers as one of the tools to help assess the alignment of their pay with our

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performance and compensation philosophy.  The tally sheets include salary, equity and non-equity incentive compensation, perquisites and the value of compensation that would be paid in various termination scenarios. The tally sheets help the Committee understand the different components of our compensation programs and the interrelationship of these amounts.

For 2013, the Committee set target levels for the financial objectives used in the AIP and for PVSU awards and concluded that there was an appropriate correlation between payout (at target, threshold and maximum) and target levels in light of the business environment, risks associated with achieving our five-year strategic plan and other factors.

Evaluating Performance

The Committee uses its judgment in making decisions about individual compensation elements and total compensation for our NEOs, with a focus on individual performance and competitive market data.  The Committee also considers each NEO’s performance against his or her individual financial objectives, as well as the Company’s overall financial performance.

Post-Employment Compensation Arrangements

Retirement Plans

Dr. Morel, Mr. Federici, Mr. Hunt and Mr. Paproski participate in our defined benefit and defined contribution retirement programs for U.S.-based employees.  In addition to the standard benefits available to all eligible U.S.-based employees, we maintain non-qualified retirement plans in which these four executives participate.

All tax-qualified defined benefit plans have a maximum compensation limit and a maximum annual benefit, which restrict the benefit to participants whose compensation exceeds these limits.  The non-qualified plans provide benefits to key salaried employees, including those four NEOs, using the same benefit formulas as the tax-qualified plans but without regard to the compensation limits and maximum benefit accruals for tax-qualified plans.

Under Mr. Bedwell’s employment agreement, we make a contribution to his defined contribution superannuation account.  This plan is maintained in Australia by him and is payable upon his retirement, death or disability.

Termination Payments

We also provide our NEOs with benefits upon termination in various circumstances, as described under “Estimated Payments Following Termination” and “Payments on Termination in Connection with a Change-in-Control” sections below.

We believe that our existing arrangements help executives remain focused on our business in the event of a threat or occurrence of a change-in-control and encourage them to act in the best interests of the shareholders in assessing a transaction.

Beginning with agreements entered into after 2010, the Company eliminated excise tax gross-ups and single-triggers under these types of agreements.  Change-in-control agreements with Mr. Paproski and Mr. Hunt, which were entered into after 2010, do not include these features.

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Other Compensation Policies

Personal Benefits

We provide our NEOs with other benefits that we believe are reasonable and competitive so that we may attract and retain talented senior executives.  In total, they represent a small percentage of the NEOs’ overall compensation, and the Committee has reduced many of them in recent years.  We do not provide perquisite gross-ups.  These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table.

Share-Ownership Requirements

Share-ownership goals align executives with the interests of shareholders and encourage a long-term focus.  Within five years of attaining their position, all executive officers must acquire shares of common stock with a value equal to particular multiples of their base salary.  The

Committee established a goal of six-times base salary for the CEO and two-times base salary for all other executive officers.

Until the goals are reached, executives are required to receive 25% of their annual bonus in shares.  All NEOs currently meet these guidelines.

Policy on Hedging and Pledging

We prohibit directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, that would allow them to continue to own the securities, but without the full risks and rewards of ownership.  We also prohibit directors, NEOs and other senior employees from engaging in pledging, short sales or other short-position transactions in our common stock.

Risk Considerations in Our Compensation Programs

The Committee has reviewed our compensation policies and practices for our employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect.  The Committee believes that the mix and design of the elements of our compensation program are appropriate and encourage executive officers and key employees to strive to achieve goals that benefit the company and our shareholders over the long term.  Our compensation policies and procedures are applied uniformly to all eligible participants.  By targeting both company-wide and business-unit performance goals in our annual bonus plans and long-term compensation, we believe we have allocated our compensation between base salary and short- and long-term target opportunities in a way that does not encourage excessive risk-taking by our employees.

Role of the Compensation Consultant and Executives

The Committee approves all compensation decisions for our NEOs, discussing CEO compensation with the independent directors in executive session before making a final decision.

The Committee has engaged Pay Governance LLC as its independent consultant to assist the Committee in evaluating our executive compensation.

During 2013, the consultant performed the following tasks for the Committee:

•      Prepared competitive market data for the compensation of the executive officer group;

•      Updated the Committee on executive compensation trends and regulatory developments;

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•      Prepared a realizable pay analysis for the CEO and provided input on the Committee’s CEO pay recommendations;

•      Provided input on compensation program design and philosophy, incentive-pay mix and comparator groups against which executive pay is benchmarked; and

•      Prepared market data regarding vesting of equity upon retirement of executives.

The consultant provides no services to us other than its advice to the Committee on executive and director compensation matters.  The Committee determined Pay Governance LLC to be independent from the Company under the NYSE and SEC regulations.

Our CEO annually reviews the performance of each of the other executive officers, including the other NEOs.  He then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives.  The Committee considers the CEO’s recommendations in addition to data and recommendations presented by the consultant.

The CEO and other members of management also work with the Committee and consultant in determining the companies to be included in the Business Segment Group.

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Compensation Tables

The following tables, narrative and footnotes discuss the compensation of the NEOs during 2013. All Company share data included below has been adjusted to reflect the impact of the Company’s two-for-one stock split effected on September 26, 2013.

2013 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (1) ($)	All Other Compensation ($)	Total ($)

Donald E. Morel, Jr. Chairman of the Board and Chief Executive Officer	2013 2012 2011	825,028 825,028 825,028	1,199,992 1,000,014 1,100,009	1,200,005 999,997 1,100,002	1,072,371 1,211,088 736,369	93,375 718,189 650,191	122,645 131,460 135,623	4,513,416 4,885,776 4,547,222
William J. Federici Senior Vice President and Chief Financial Officer	2013 2012 2011	457,866 448,480 441,267	349,966 325,006 300,002	350,005 325,003 300,004	419,759 464,762 275,693	90,474 206,533 152,956	39,635 48,574 45,495	1,707,705 1,818,358 1,515,417
Jeffrey C. Hunt President, Pharmaceutical Packaging Systems	2013 2012 2011	394,800 384,808 371,155	368,153 260,030 205,149	300,005 250,001 200,000	365,948 381,521 234,291	49,230 39,752 29,704	37,012 28,031 32,520	1,515,148 1,344,143 1,072,819
John E. Paproski President, Pharmaceutical Delivery Systems	2013 2012	339,926 321,320	299,999 250,014	300,005 250,001	286,322 306,347	55,201 261,106	45,710 46,815	1,327,163 1,435,603
Warwick Bedwell (2) President, Pharmaceutical Packaging Systems, Asia Pacific Region	2013 2012 2011	359,274 349,555 347,005	162,789 149,983 150,001	149,995 150,004 149,997	239,518 301,457 201,603	— — —	189,819 187,264 211,651	1,101,395 1,138,263 1,060,257

(1)             These amounts are an estimate of the increase in actuarial present value of our NEOs’ age-65 accrued benefit under our retirement plans for 2013.  Amounts are payable only when a participant’s employment terminates, and may be reduced if benefits are commenced prior to retirement.  Assumptions underlying the estimates are described under the 2013 Pension Benefits Table.

(2)            Amounts in the Salary and All Other Compensation columns for Mr. Bedwell have been converted from Singapore dollars to U.S. dollars at a rate of and 0.7992 U.S. dollars per Singapore dollar in 2013, 0.8006 U.S. dollars per Singapore dollar in 2012 and 0.7957 U.S. dollars per Singapore dollar in 2011.  The rates used are an average of the daily-average monthly rates for the applicable year.

Stock Awards

Stock Awards Grant Date Fair Value (Target) 2011-2013

	2013		2012		2011
Name	PVSU Awards ($)	Incentive Shares ($)	PVSU Awards ($)	Incentive Shares ($)	PVSU Awards ($)	Incentive Shares ($)

Donald E. Morel, Jr.	1,199,992	-0-	1,000,014	-0-	1,100,009	-0-
William J. Federici	349,966	-0-	325,006	-0-	300,002	-0-
Jeffrey C. Hunt	299,999	68,154	250,014	10,016	200,002	5,147
John E. Paproski	299,999	-0-	250,014	-0-	—	—
Warwick Bedwell	150,021	12,768	149,983	-0-	150,001	-0-

The table below shows the maximum payout for PVSU awards made in 2013, 2012 and 2011.

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Stock Awards PVSU Grant Date Maximum Value 2011-2013

	2013	2012	2011
Name	($)	($)	($)

Donald E. Morel, Jr.	2,399,984	2,000,028	2,200,018
William J. Federici	699,932	650,012	600,004
Jeffrey C. Hunt	599,998	500,028	400,004
John E. Paproski	599,998	500,028	—
Warwick Bedwell	300,042	299,966	300,002

Option Awards

The amounts in the “Option Awards” column reflect the grant date fair value in each year, computed according to FASB ASC Topic 718.  We use the Black-Scholes option pricing model to calculate grant date fair value based on the following assumptions:

	March 2013	February 2013	February 2012	February 2011

Expected Life (Years)	6.0	6.0	6.0	5.5
Risk-Free Interest Rate	0.79%	0.89%	0.9%	2.2%
Dividend Yield	1.18%	1.29%	1.7%	1.7%
Expected Volatility	22.3%	22.5%	23.3%	24.3%

For a more detailed discussion of the assumptions used to calculate grant date fair value for our options, refer to Note 14 to the consolidated financial statements included in our 2013 Form 10-K.

The per-share Black-Scholes value for option awards made to NEOs on February 19, 2013 and March 26, 2013 was $5.70 and $6.20, respectively.

Non-Equity Incentive Plan Compensation

The amounts in the “Non-Equity Incentive Plan Compensation” column are AIP awards made with respect to 2013 performance.  AIP awards are paid in cash, except participants may elect to have up to 100% paid in West common stock.

With the exception of Mr. Hunt and Mr. Bedwell, all awards were paid in cash. Mr. Hunt elected to receive 72.5% of his award in stock which resulted in a grant of 9,234 shares of stock on February 19, 2013 with a grant date fair value of $272,911, at $29.56 per share. He also received 2,306 restricted incentive shares with a grant date fair value of $68,154, with the same per-share grant date value of $29.56.

Mr. Bedwell elected to receive 25% of the net-after tax amount of his award in stock which resulted in a grant of  1,730  shares on February 19, 2013 with a grant date fair value of $51,130 at $29.56 per share. He also received 432 restricted incentive shares with a grant date fair value of $12,768, with the same per-share grant date value of $29.56.

The amount of these shares are not included in this column, but will be included in our 2014 proxy statement in the “Stock Awards” column, and, if deferred under the Deferred Compensation Plan, will also be reflected in next year’s “Nonqualified Deferred Compensation” Table.

All Other Compensation

The amounts in the “All Other Compensation” column consist of: (1) costs of providing a company-leased vehicle, including lease payments, gas, maintenance and insurance; (2) for Dr. Morel, Mr. Federici, Mr. Hunt and Mr. Paproski, the total of the Company matching contributions made in 2013 on cash deferrals to the Employee Deferred Compensation Plan and 401(k) plan and for Mr. Bedwell the Company contributes to his superannuation fund; (3) the annual incremental cost of medical benefits provided to executives that are not available to other similarly situated employees; (4) Company-paid life insurance premiums; and (5) DEUs credited in 2013 on unearned PVSUs (assuming a 100% performance level), whether or not those awards have been deferred.  There were no tax gross-ups paid in 2013.

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EXECUTIVE COMPENSATION

For Mr. Bedwell, the incremental cost of medical benefits is equal to the amount reimbursed to him for coverage (including worldwide expatriate coverage) not available to other employees in Singapore, which is his principal place of employment.  For Mr. Bedwell only, “All Other Compensation” also includes costs detailed in the chart below related to his overseas assignment.

The table below shows a breakdown of the total amount shown in the “All Other Compensation” column of the Summary Compensation Table.

Components of All Other Compensation – 2013

Name	Use of Company Car ($)	Defined Contribution Plan Company Contributions (1) ($)	Company Paid Medical Plan Costs ($)	Life Insurance ($)	Dividends & Dividend Equivalents ($)	Other (2) ($)	Total ($)

Donald E. Morel, Jr.	34,332	33,001	—	3,653	51,659	—	122,645
William J. Federici	13,694	10,200	—	485	15,256	—	39,635
Jeffrey C. Hunt	14,981	10,200	—	416	11,415	—	37,012
John E. Paproski	21,325	13,597	—	347	10,441	—	45,710
Warwick Bedwell (3)	4,777	42,831	11,524	2,997	7,161	120,529	189,819

(1)     This column includes $42,831 contributed to Mr. Bedwell’s personal superannuation fund, a portable defined contribution plan similar to an individual retirement account.  The superannuation fund is not sponsored by the Company.  Although the Company is not required to contribute to Mr. Bedwell’s superannuation account by law as he is not employed in Australia, we have agreed contractually to make a contribution of 12% of his salary to the fund and Mr. Bedwell makes a contribution of 8%.

(2)     For Mr. Bedwell, the “Other” column is comprised of the following amounts which are payable primarily due to his overseas assignment: (a) housing and utilities allowance - $100,704, (b) airfare for his spouse and child - $10,337, (c) club membership fees  — $5,491, and (d) payments for financial planning and tax preparation - $3,997.

(3)     All of Mr. Bedwell’s amounts except DEUs were converted from Singapore dollars at a rate of 0.7992 U.S. dollars per Singapore dollar.

2013 Grants of Plan-Based Awards Table

The following table provides information on stock options and PVSUs granted to our NEOs in 2013.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Underlying Options (#)	Option Awards ($/Sh)	Option Awards (3) ($)

Donald E. Morel, Jr.	02/19/13	412,514	825,028	1,237,542
	02/19/13				20,301	40,602	81,204			1,199,992
	02/19/13							210,712	29.56	1,200,005
William J. Federici	02/19/13	161,471	322,942	484,413
	02/19/13				5,499	10,996	21,996			324,987
	02/19/13							57,068	29.56	325,002
	03/26/13				388	776	1,552			24,979
	03/26/13							4,036	32.19	25,003
Jeffrey C. Hunt	02/19/13	139,230	278,460	417,690
	02/19/13				4,229	8,458	16,916			249,976
	02/19/13							43,898	29.56	249,999
	03/26/13				777	1,554	3,108			50,023
	03/26/13							8,072	32.19	50,006
John E. Paproski	02/19/13	120,761	241,521	362,282
	02/19/13				4,229	8,458	16,916			249,976
	02/19/13							43,898	29.56	249,999
	03/26/13				777	1,554	3,108			50,023
	03/26/13							8,072	32.19	50,006
Warwick Bedwell	02/19/13	100,991	201,982	302,973
	02/19/13				2,538	5,076	10,152			150,021
	02/19/13							26,338	29.56	149,995

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EXECUTIVE COMPENSATION

(1)    These amounts represent the minimum, target and maximum awards under the AIP.  The amounts are not reduced to reflect any elections to defer receipt of an executive’s cash bonus or bonus shares under any deferred compensation plan.

(2)    These amounts represent PVSUs that may vest depending on attainment of performance targets over a three-year performance period.  The amounts in this column are not reduced to reflect any elections to defer receipt of an executive’s PVSUs under any deferred compensation plan.

(3)    This column consists of the fair value of options and stock awards granted during 2013.  The per-option grant date fair value (under FASB ASC Topic 718) was $5.70 per share for all options granted on February 19, 2013 and $6.20 for all options granted on March 26, 2013 and $29.56 per share for all PVSUs granted on February 19, 2013 and $32.19 for all PVSUs granted on March 26, 2013.  For the assumptions made in determining grant date fair values, refer to Note 14 to the consolidated financial statements included in our 2013 Form 10-K.

Outstanding Equity Awards At Year-End 2013

The following table contains information on the current holdings of stock options, unearned PVSUs and unvested incentive shares held by our NEOs on December 31, 2013.

		Option Awards (1)				Stock Awards
						Incentive Shares (2) (Restricted Stock)		PVSUs (3) Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Donald E. Morel, Jr.								283,168	13,892,222
	2/24/2009	200,000		16.05	2/24/2019
	3/22/2010	208,070	69,358	21.34	3/22/2020
	2/22/2011	125,570	125,572	20.43	2/22/2021
	2/21/2012	63,056	189,150	21.22	2/21/2022
	2/19/2013		210,712	29.56	2/19/2023
William J. Federici								83,552	4,099,061
	2/24/2006	38,366		16.29	2/24/2016
	2/27/2007	52,678		22.49	2/27/2017
	2/26/2008	54,996		20.85	2/26/2018
	2/24/2009	52,000		16.05	2/24/2019
	3/22/2010	56,746	18,916	21.34	3/22/2020
	2/22/2011	34,246	34,238	20.43	2/22/2021
	2/21/2012	20,492	61,476	21.22	2/21/2022
	2/19/2013		57,068	29.56	2/19/2023
	3/26/2013		4,036	32.19	3/26/2023
Jeffrey C. Hunt						3,030	148,652	63,172	3,099,218
	7/6/2010		6,306	18.15	7/6/2020
	2/22/2011		22,832	20.43	2/22/2021
	2/21/2012		47,286	21.22	2/21/2022
	2/19/2013		43,898	29.56	2/19/2023
	3/26/2013		8,072	32.19	3/26/2023
John E. Paproski								58,276	2,859,021
	3/5/2005	14,000		12.77	3/5/2015
	2/24/2006	9,282		16.29	2/24/2016
	2/27/2007	17,560		22.49	2/27/2017
	2/26/2008	18,332		20.85	2/26/2018
	2/24/2009	17,000		16.05	2/24/2019
	3/22/2010	28,374	9,458	21.34	3/22/2020
	2/22/2011	17,122	17,124	20.43	2/22/2021
	2/21/2012	15,766	47,286	21.22	2/21/2022
	2/19/2013		43,898	29.56	2/19/2023
	3/26/2013		8,072	32.19	3/26/2023
Warwick Bedwell						432	21,194	38,976	1,912,163
	10/22/2010		6,306	18.05	10/22/2020
	2/22/2011		17,124	20.43	2/22/2021
	2/21/2012		28,374	21.22	2/21/2022
	2/19/2013		26,338	29.56	2/19/2023

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EXECUTIVE COMPENSATION

(1)     All options are exercisable in 25% annual increments beginning one year from the grant date.

(2)     These incentive shares were granted on February 19, 2010, February 22, 2011, February 21, 2012 and February 19, 2013 and are 100% vested four years from the grant date if the bonus share to which the incentive share relates has not been sold and the employee has not terminated employment.  The incentive shares will also vest 25% per year upon retirement of an NEO.  Dividends are paid on unvested incentive shares and distributed or reinvested as additional stock.  Unvested incentive shares are forfeited on employment termination.  The market value of the unvested incentive shares is based on the closing price of our common stock on December 31, 2013, of $49.06.

(3)     These PVSUs were awarded on February 22, 2011, February 21, 2012 and February 19, 2013 and each covers a three-year performance period.  Although the performance period for the 2011 award ended on December 31, 2013, performance is not actually determined and certified by the Committee until the first quarter of 2014.  The 2012 and 2013 awards will be earned (if at all) on December 31, 2014 and December 31, 2015, respectively, subject to satisfaction of the applicable performance criteria and generally subject to the recipient’s continued employment through those dates.  As required by the SEC’s disclosure rules, because the performance for the most recently completed fiscal year exceeded 100%, the number of PVSUs shown assumes that a maximum payout of 200% will be achieved for all three awards.  Fair market value of the unearned PVSUs is based on the closing price of our common stock on December 31, 2013, $49.06.

2013 Option Exercises And Stock Vested Table

The following table provides information about the value realized by our NEOs on the exercise of stock options, SARs and vesting of stock awards and units during 2013.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting (3)
Name	(#)	($)	(#)	($)
Donald E. Morel, Jr.	76,528	4,798,857	70,072	2,070,978
William J. Federici	36,000	1,281,308	19,110	564,796
Jeffrey C. Hunt	29,927	747,585	6,354	187,792
John E. Paproski	0	0	9,870	291,957
Warwick Bedwell	12,758	424,437	6,296	186,078

(1)             The value realized is equal to the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of options exercised.

(2)             This column reflects incentive shares that were awarded in 2009 and vested in 2013, and PVSUs that were awarded in 2010 and earned in 2013, whether or not either award was deferred under the Employee Deferred Compensation Plan.  The total includes additional shares awarded pursuant to DEUs, which are credited on unvested PVSUs over the three-year vesting period at a rate that assumes the participant will earn the target award.  At the time of the payout, the credited DEUs are then increased or decreased based on the payout factor earned for the applicable three-year performance period.  Because the payout factor earned for the 2010-2012 performance period was 113.4%, the number of DEUs accrued over that period was multiplied by 113.4%.  The following table shows the number of vested incentive shares and PVSU payouts, and the number of additional shares distributed due to DEUs.

Name	Vested Incentive Shares	PVSUs Earned	Dividend Equivalents Paid on PVSU Payouts
Donald E. Morel, Jr.	-0-	66,677	3,395
William J. Federici	-0-	18,212	898
Jeffrey C. Hunt	-0-	6,078	276
John E. Paproski	314	9,106	450
Warwick Bedwell	-0-	6,078	218

(3)             The value of vested incentive shares was determined by multiplying the number of vested incentive shares by $30.35, the fair market value of our common stock on the vesting date, February 24, 2013.  The value of the PVSUs was determined by multiplying the number of vested units by $29.56, the fair market value of our common stock on the payout date, February 19, 2013.

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EXECUTIVE COMPENSATION

2013 Pension Benefits

Retirement Plan

Until December 31, 2006, we maintained a final average pay defined benefit pension plan, which calculated retirement benefits for salaried participants as a percentage of average annual earnings.  The normal retirement benefit equals 1.9% of the average of a participant’s five highest consecutive calendar years of compensation out of the participant’s last ten calendar years of service, multiplied by his or her years of service up to 25 years, plus 0.5% of that average multiplied by his or her years of service in excess of 25 but not more than 35 years.  The benefit is reduced by the participant’s expected social security benefits.

Effective January 1, 2007, each participant’s accrued benefit under the retirement plan’s pension formula was frozen, and the pension benefits related to service on or after January 1, 2007 for all existing and new participants are expressed as a “cash balance” type formula.  Under the cash balance approach, an allocation is made at the end of each calendar year (or on employment termination, if earlier) to a participant’s hypothetical cash balance account.  The allocation is determined by the age of the participant and the percentage of annual compensation for that age band pursuant to the basic cash balance formula.

For participants who have attained minimum age and service requirements, an additional annual allocation is made to their accounts to replace all or part of the benefit for participants who were participating in the retirement plan on December 31, 2006 (“transition benefit”).  The transition benefit percentage will remain for the duration of the transition period, which continues until December 31, 2018 or a participant’s retirement, whichever comes first.  The transition benefit is applicable only to employees who were actively employed on January 1, 2007 and the allocation percentage is based on the age of the participant on that date.  The transition benefit for each of our NEOs eligible to participate is 8.0%.

Each year, the balance in the hypothetical account will be credited with interest at a rate equal to the average 30-Year Treasury Bond Rate for November of the year prior to the year the interest is credited.

In general, the compensation used for determining a participant’s benefits under the retirement plan consists of base salary, overtime,

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EXECUTIVE COMPENSATION

annual incentive awards (paid in cash or stock) and other cash remuneration, plus a participant’s contributions to our 401(k) plan.

Normal retirement age under the retirement plan is 65.  Participants with ten years of service may retire and commence payment of their frozen benefits upon reaching age 55, with reduced benefits based on their age at the retirement date.  A participant may begin distribution of his cash balance benefits on employment termination, without regard to age or years of service, but will forego any future interest credits.

The retirement benefit that each participant will receive at retirement will be the sum of the accrued benefit under the old pension formula as of December 31, 2006, plus the amount allocated to the participant’s cash-balance account.  A participant vests in his or her combined benefit upon reaching three years of service.

Supplemental Employees’ Retirement Plan (“SERP”)

IRS requirements limit the compensation that can be used to calculate a participant’s benefit under a qualified retirement plan to $255,000 and the annual benefit is limited to $205,000.  The SERP benefits are substantially equal to the difference between the total benefit accrued under the retirement plan and the amount of benefit the retirement plan is permitted to provide under the statutory limits on benefits and earnings.  The benefits are unfunded and paid out of our general assets.

Before January 1, 2009, SERP benefits were payable at the same time and in the same form as benefits payable under the qualified retirement plan, except that SERP participants could elect to receive their SERP benefits in a lump sum.  Due to changes in the tax laws, the SERP was amended effective January 1, 2009 to provide that benefits accrued on or after January 1, 2005 are payable in a lump sum on the date that is six months following termination of employment.  These benefits may be reduced to reflect early commencement of benefits before age 65.  Benefits accrued before 2005 are still payable according to the SERP rules in effect on December 31, 2004.

2013 Pension Benefits Table

The following table shows the present value of accumulated pension benefits that each U.S.-based NEO is eligible to receive under our Retirement Plan and the SERP.  Mr. Bedwell is not included in the table because he is ineligible to participate in U.S. company-sponsored defined benefit retirement plans or similar plans.

		Number of Years Credited Service (1)	Present Value of Accumulated Benefit (2)	Payments During Last Fiscal Year
Name	Plan Name	(#)	($)	($)

Donald E. Morel, Jr.	Retirement Plan	21	650,831	-0-
	SERP	21	2,914,121	-0-
			3,564,952	-0-
William J. Federici	Retirement Plan	10	318,120	-0-
	SERP	10	621,864	-0-
			939,984	-0-
Jeffrey C. Hunt	Retirement Plan	3	53,123	-0-
	SERP	3	65,563	-0-
			118,686	-0-
John E. Paproski	Retirement Plan	34	1,018,250	-0-
	SERP	34	412,312	-0-
			1,430,562	-0-

(1)             Equals the number of full years of credited service as of December 31, 2013.  Credited service begins with a participant’s hire date and ends with the date of employment termination.

(2)             These present values assume that each NEO retires at age 65 for purposes of the Retirement Plan and the SERP.  The actuarial present

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EXECUTIVE COMPENSATION

value represents an estimate of the amount which, if invested as of December 31, 2013 at a discount rate of 5.00%, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Estimated future payments are assumed to be in the form of a single lump-sum payment at retirement determined using an interest rate of 5.00% for the Retirement Plan and 4.50% for the SERP and mortality assumptions contained in the RP-2000 Mortality Table (gender specific) projected to 2025 using Scale BB with a linear phase-out for the Retirement Plan and mortality assumptions contained in the Mortality Table prescribed by the IRS under Internal Revenue Code Section 417(e)(3) for the SERP.  The assumed cash balance crediting rate is 3.80%. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age, future-credited years of service, future compensation, applicable interest rates and regulatory changes.

2013 Nonqualified Deferred Compensation

Employee Deferred Compensation Plan

The Employee Deferred Compensation Plan allows highly compensated employees, including executive officers, to defer up to 100% of salary and cash bonus.  Deferred cash contributions may be invested in a selection of investment options that mirror the funds available under our 401(k) plan.

We match at the rate of 100% of the first 3% of salary deferrals, plus 50% of the next 2%.  Employer matching contributions made before January 1, 2007 vest 20% per year of service and matching contributions made on or after January 1, 2007 are 100% vested.  Participants also may defer payout of annual bonus shares and PVSUs.  We contribute one time-vested incentive share for each four bonus shares deferred.

Incentive shares will vest on the fourth anniversary of the date of contribution or will vest pro rata on retirement, death and/or disability, if earlier.  During the time these awards are deferred, they are deemed invested in our common stock and receive additional credits for DEUs.  All deferred stock awards are distributed in shares of common stock.

Amounts deferred in any year, except for matching contributions on cash contributions, will be distributed automatically in a lump sum five years after the year of deferral.  A participant may choose to defer these amounts to another date or until employment termination.  Matching contributions on cash contributions are only distributable on employment termination.  Participants may elect to receive their distributions on termination in a cash lump sum, stock lump sum, or in up to ten annual installments.

2013 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4) ($)

Donald E. Morel, Jr.	264,166	22,801	1,042,479	236,284	2,920,725
William J. Federici	-0-	-0-	226,142	120,292	524,277
Jeffrey C. Hunt	464,648	53,613	308,386	-0-	826,647
John E. Paproski	684,174	3,397	607,016	107,284	2,167,567

(1)          The amounts reported in this column are reflected in this year’s Salary column of the Summary Compensation Table.  In addition, for Mr. Hunt and Mr. Paproski, the amount includes amounts reported under the Equity Incentive Plan and Non-Equity Incentive Plan columns of the Summary Compensation Table.

(2)          The amount in this column represents salary deferral matching contributions.

(3)          These amounts reflect the net gains attributable to the investment funds in which the executives have chosen to invest and for deferred shares of stock contributed to the Employee Deferred Compensation Plan.

(4)          The total balance includes amounts contributed for prior years which have all been previously reported in the Summary Compensation Table for the year those amounts were deferred.

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Payments on Disability

Each current U.S. NEO has long-term disability coverage, which is available to all eligible U.S. employees.  The coverage provides full salary continuation for six months and thereafter up to 60% of pay with a $25,000 monthly limit.  Eligible U.S. employees also continue to earn cash balance pay credits at the rate of pay in effect when they became disabled under the retirement plan and SERP.  Employees who are vested in our retirement plan also receive continued medical coverage while on disability on the same terms as active employees.  Deferred compensation is payable according to the executive’s election.  Outstanding unvested stock options would be forfeited and outstanding vested stock options would be exercisable for the term of the option.  Outstanding PVSUs and unvested incentive shares would be forfeited when an employee becomes disabled.

Mr. Bedwell is covered by a disability insurance policy that has its premiums paid by the Australian superannuation funded by both the Company and him.  This disability insurance policy pays a benefit of up to $1,500,000 Australian dollars, which converted at the average of the daily-average monthly rates rate for 2013 (0.9683 U.S. dollars per Australian dollar), is equal to $1,452,450.

Payments on Death

Each U.S.-based NEO has group life insurance benefits that are available to all eligible U.S. employees.  The benefit is equal to one times pay with a maximum limit of $500,000, plus any supplemental life insurance elected and paid for by the NEO.  Dr. Morel’s beneficiaries will also receive a benefit of $1,750,000 payable under the terms of a term life insurance policy paid for by us.  Deferred compensation is payable according to the executive’s election on file.  Outstanding unvested stock options, PVSUs and incentive shares would be forfeited and outstanding vested stock options would become exercisable for the term of the option.

Mr. Bedwell is covered by a life insurance policy that has its premiums paid by the Australian superannuation funded by both the Company and him.  This life insurance policy has a death benefit of $1,500,000 Australian dollars, which converted at the average of the daily-average monthly rates rate for 2013 (0.9678 U.S. dollars per Australian dollar), is equal to $1,452,450.

Estimated Payments Following Termination

We have agreements with Dr. Morel, Mr. Hunt, Mr. Paproski and Mr. Bedwell that entitle them to severance benefits on certain types of employment terminations not related to a change-in-control.  Mr. Federici is not covered under a general severance plan and any severance benefits payable to him under similar circumstances would be determined by the Committee in its discretion.

Dr. Morel

Dr. Morel has an employment agreement that entitles him to a lump-sum severance payment if he is terminated involuntarily other than for cause.  The amount of the payment is equal to his annual base salary in effect on the termination date plus an amount equal to his salary for the next year if it has been set (or if not set, his current base salary).  The payment would be made six months following his termination date.  Dr. Morel’s employment agreement does not entitle him to additional payments or benefits if his employment is terminated for cause or as a result of his death or disability.

“Cause” means the conviction of a felony; the willful failure to perform his job duties; gross

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EXECUTIVE COMPENSATION

negligence or willful misconduct in the performance of his duties; willful misconduct that materially injures us; or the violation of the non-compete, non-solicitation or confidentiality obligations under the agreement.

Any severance pay would be contingent on execution of a release and other customary provisions, including compliance with non-competition, non-solicitation and confidentiality obligations contained in the agreement.

Mr. Hunt and Mr. Bedwell

Mr. Hunt and Mr. Bedwell have entered into substantially similar Non-Competition Agreements with us.  Each agreement provides that the executive may not compete with the Company for a period of one year following termination of employment for any reason.  If the executive is terminated by the Company other than for cause or has a constructive termination, then he is entitled to severance compensation provided that he signs a release of any legal claims in favor of the Company.

“Constructive termination” is defined as a significant diminution or reduction in authority or duties; a material reduction in salary or incentive compensation opportunity; a relocation of employment by more than 50 miles; or, the failure of a successor of the Company to assume the Company’s obligations under the agreement.

In the event of a termination without cause or a constructive termination, Mr. Hunt will receive continuation of his regular salary and medical, dental and life insurance benefits for 6 months and Mr. Bedwell will receive continuation of his regular salary and medical, dental and life insurance benefits for 12 months.

Mr. Paproski

Mr. Paproski entered into an agreement in 1993 that entitles him to severance payments of his regular salary for 12 months with continued medical benefits during that period at the same rates paid by similarly-situated active employees.  These payments are made whether Mr. Paproski resigns or is involuntarily terminated by the Company provided that he executes a release of claims in favor of the Company and adheres to the Company’s confidentiality requirements.  Mr. Paproski also may receive outplacement benefits in the event of his termination.

Estimated Severance Payments Table

The table below reflects amounts that executives would receive on certain terminations of employment other than following a change-in-control.  No NEO will receive any enhanced benefit as a result of a termination for cause.  The amounts do not include amounts payable through a plan or arrangement that is generally applicable to all salaried employees.

Name	Event	Cash Severance	Value of Stock Awards That Will Become Vested (1)	Continuation of Welfare Benefits (2)	Additional Life Insurance (3)	Total

Donald E. Morel, Jr.	Involuntary (no cause)	1,650,056	—	—	—	1,650,056
	Death	—	—	—	1,750,000	1,750,000
	Retirement	—	4,303,936	—	—	4,303,936
William J. Federici	Retirement	—	1,329,035	—	—	1,329,035
Jeffrey C. Hunt	Involuntary (no cause)	197,400	—	8,994	—	206,394
	Retirement	—	1,069,214	—	—	1,069,214
John E. Paproski	Involuntary (no cause)	339,926	—	17,931	—	357,857
	Resignation	339,926	—	17,931	—	357,857
	Retirement	339,926	1,069,214	17,931	—	1,427,071
Warwick Bedwell	Involuntary (no cause)	336,621 (4)	—	6,367	—	342,988
	Retirement	—	595,736	—	—	595,736

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EXECUTIVE COMPENSATION

(1)          This amount is the total of unvested PVSUs that could, with Committee discretion, become vested due to retirement measured at their fair market value on December 31, 2013, $49.06, using an assumed 100% performance rate for the 2012-2014 and 2013-2015 performance periods.  These awards would still be payable at the same time and subject to the same performance conditions that apply to awards to participants who remain active, and thus may be greater than or less than the target amount.

(2)          This amount reflects the current premium incremental cost to us for continuation of elected benefits to the extent required under an applicable agreement.

(3)          The life insurance benefit represents additional life insurance paid for by us over the standard coverage level.

(4)          Salary payment converted at a rate of 0.7992 U.S. Dollars per Singapore Dollar.

Payments on Termination in Connection With a Change-in-Control

Dr. Morel and Mr. Federici

We have entered into agreements with each of our U.S.-based NEOs, as well as certain other of our officers, which provide the benefits described below on qualifying terminations of employment in connection with or within two years following a change-in-control.  For Dr. Morel and Mr. Federici, the agreements provide for the following compensation and benefits if their employment is terminated under certain circumstances following a change-in-control:

•          Cash severance pay equal to three times the sum of the executive’s highest annual base salary in effect during the year of termination and the average annual bonus for the three years (or, if employed less than three years, the lesser period) immediately preceding the change-in-control.

•          Immediate vesting of any unvested benefits and matching contributions under our 401(k) plan and the Employee Deferred Compensation Plan as of the termination of the executive’s employment.

•          Immediate vesting of all unvested stock options, stock appreciation rights, shares of stock, stock units and other equity-based awards awarded under any compensation or benefit plan or arrangement.

•          Continued medical, dental, life and other benefits for 36 months after termination of the executive’s employment, or until his retirement or eligibility for similar benefits with a new employer.

•          Outplacement assistance.

Severance compensation will be reduced on a pro-rata basis if an executive reaches normal retirement age or retires within three years following the change-in-control.  The severance payments for Mr. Federici are payable in monthly installments, and severance payments for Dr. Morel are payable in a lump sum.

If any of these individuals is a key employee at the time of his termination, payments will be delayed six months to the extent required by applicable tax law.

Employment terminations that entitle an executive to receive the severance benefits under a change-in-control consist of (1) resignation following a constructive termination of his employment; (2) employment termination other than by reason of death, disability, continuous willful misconduct or normal retirement; or (3) voluntary resignation during a 30-day period beginning 12 months following the change-in-control.

Non-Competition.  To receive the severance benefits under the agreement, the NEO must agree not to be employed by any of our competitors or compete with us in any part of the United States (any market or territory, in the case of Dr. Morel) for up to one year (two years, in the case of Dr. Morel) following employment termination for any reason.

2014 Annual Meeting and Proxy Statement  | 47

EXECUTIVE COMPENSATION

Excise-Tax Indemnification.  Dr. Morel and Mr. Federici are entitled to full indemnification for any excise taxes that may be imposed by Section 4999 of the Internal Revenue Code in connection with the change-in-control, including interest and penalties, and payment of their legal fees and expenses if we contest the validity or enforceability of the agreement.  Currently, no NEO would receive a gross-up payment.

Mr. Hunt and Mr. Paproski

Mr. Hunt and Mr. Paproski have Change-in-Control agreements that are substantially similar to the agreements with Dr. Morel and Mr. Federici with the following changes:

•          The definition of change-in-control explicitly requires the consummation of any transaction agreed to be in writing;

•          The payments and benefits are triggered only if Mr. Hunt or Mr. Paproski is involuntarily terminated (without cause) or has a constructive termination within two years after a change-in-control, and cannot be triggered by the executive’s voluntary resignation without a constructive termination;

•          There is no excise-tax indemnification; payments will be reduced below the applicable threshold in the Internal Revenue Code if Mr. Hunt or Mr. Paproski would be in a better after-tax position than if the excise tax applied.

Mr. Bedwell

Mr. Bedwell is entitled to the same termination benefits he would receive in the absence of a change-in-control of the Company.

Definition of “Change-in-Control.”  For each agreement, a “change-in-control” is defined generally as any such event that requires a report to the SEC, but also includes any of the following:

•   Any person or entity other than us, any of our current directors or officers or a trustee or fiduciary holding our securities, becomes the beneficial owner of more than 50% of the combined voting power of our outstanding securities;

•   An acquisition, sale, merger or other transaction that results in a change in ownership of more than 50% of the combined voting power of our stock;

•   A change in the majority of our Board of Directors over a two-year period that is not approved by at least two-thirds of the directors then in office who were directors at the beginning of the period; or

•   Execution of an agreement with us, which if consummated, would result in any of the above events.

Definition of “Constructive Termination.”  A “constructive termination” generally includes any of the following actions taken by us without the executive’s written consent following a change-in-control:

•   Significantly reducing or diminishing the nature or scope of the executive’s authority or duties;

•   Materially reducing the executive’s annual salary or incentive compensation opportunities;

•   Changing the executive’s office location so that he must commute more than 50 miles, as compared to his commute as of the date of the agreement;

•   Failing to provide substantially similar fringe benefits, or substitute benefits that were substantially similar taken as a whole, to the benefits provided as of the date of the agreement; or

•   Failing to obtain a satisfactory agreement from any successor to us to assume and agree to perform the obligations under the agreement.

2014 Annual Meeting and Proxy Statement  | 48

EXECUTIVE COMPENSATION

Estimated Benefits on Termination Following a Change-in-Control

The following table shows potential payments to our NEOs if their employment terminates following a change-in-control under existing contracts, agreements, plans or arrangements.  The amounts assume a December 31, 2013 termination date and use the closing price of our common stock as of that date $49.06.  Currently, no executive would be entitled to a parachute tax gross-up payment.  All of the values in the table are in U.S. Dollars.

Name	Aggregate Severance Pay (1)	PVSU Acceleration (2)	Vesting of Restricted Stock (3)	Vesting of Stock Options (4)	Parachute Excise Tax Gross-up	Welfare Benefits Continuation (5)	Outplacement Assistance (6)	Total

Donald E. Morel, Jr.	4,661,119	6,946,111	-0-	14,894,232	-0-	54,293	25,000	26,580,755

William J. Federici	2,177,117	2,049,629	-0-	4,450,410	-0-	54,170	25,000	8,756,326

Jeffrey C. Hunt	1,724,605	1,549,609	239,118	3,157,592	—	53,963	25,000	6,749,887

John E. Paproski	1,424,365	1,429,510	-0-	3,061,369	—	53,794	25,000	5,994,038

Warwick Bedwell	336,621 (7)	956,032	84,874	1,989,550	—	—	—	3,367,077

(1)          For Dr. Morel, Mr. Federici, Mr. Hunt and Mr. Paproski, this amount represents three times the sum of the executive officer’s (a) highest annual base salary in effect during the year of termination; and (b) the average annual bonus for the three years (or, if employed less than three years, the lesser period).  These amounts are based on the salary rates in effect on December 31, 2013 and AIP bonuses paid during the three years before the year containing the termination date (2010, 2011 and 2012).   For Mr. Bedwell this amount represents 12 months of salary continuation under his Non-Competition Agreement.

(2)          This amount represents the payout of all outstanding PVSU awards on a change-in-control at the target payout.

(3)          This amount represents the value of all unvested restricted awards, which would become vested on a change-in-control (whether or not the awards were deferred).

(4)          This amount is the intrinsic value, which is equal to the fair market value of a share of stock on December 31, 2013 minus the per-share exercise price of all unvested stock options for each executive.

(5)          This amount represents the employer-paid portion of the premiums for medical, dental and life insurance coverage for Dr. Morel, Mr. Federici, Mr. Hunt, and Mr. Paproski.

(6)          This amount estimates the cost of providing outplacement assistance.

(7)          Salary payment converted at a rate of 0.7992 U.S. dollars per Singapore dollar.

Financial Measures

The following table contains reconciliations of 2013 U.S. GAAP revenues, operating cash flow and diluted EPS to revenues, operating cash flow, operating profit and adjusted diluted EPS for annual incentive purposes relating to the 2013 AIP Performance Metrics and Achievement Table in this Proxy Statement (unaudited).

2013 Financial Measures

(US$ millions, except per-share data)

Consolidated Performance

Diluted EPS (1)	$1.57
Foreign-exchange impact relative to rates in effect for budget purposes	(.01)
Discrete Tax Items	.06
Adjusted Diluted EPS for AIP purposes	$1.62
Operating Cash Flow	$220.5
Foreign-exchange impact relative to rates in effect for budget purposes	(1.2)
Restructuring and related changes	2.8
Adjusted Operating Cash Flow for AIP purposes	$222.1

(1)          A full discussion of components of adjusted diluted EPS is found in our fourth-quarter and full-year 2013 earnings press release filed on Form 8-K with the Securities and Exchange Commission on February 20, 2014.

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EXECUTIVE COMPENSATION

Divisional and Regional Performance
	As Reported	Foreign- Exchange Impact (1)	Impairment Charge	Other	Adjusted
Pharma. Packaging Systems Div. Segment Results
Revenues	$996.0	$(3.7)	$--	$--	$992.3
Operating Profit	217.0	(1.0)	--	--	216.0
Cash Flow	263.9	(1.4)	--	--	262.5
Pharma. Delivery Systems Div. Segment Results
Revenues	$374.1	$(2.4)	$--	$--	$371.7(2)
Operating Profit	9.4	(0.5)		--	8.9
Pharma. Packaging Sys., Asia Pacific Regional Results
Revenues	$113.5	$3.0	$--	$--	$116.5(2)
Operating Profit	20.7	0.8	--	1.1(3)	22.6
Cash Flow	25.3	1.2	--	--	26.5

(1)          Foreign-exchange impact relative to rates in effect for budget purposes.

(2)          Revenues may not add due to rounding.

(3)          Operating profit increased $1.1 million for the region’s portion of intercompany sales of devices.

2014 Annual Meeting and Proxy Statement  | 50

INDEPENDENT AUDITORS

Independent Auditors And Fees

Fees Paid to PricewaterhouseCoopers LLP

The following table presents fees for audit and other services provided by PwC for years 2013 and 2012.  All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

Type of Fees	2013	2012
Audit Fees	$1,608,548	$1,486,533
Audit-Related Fees	38,347	292,635
Tax Fees	183,923	115,635
All Other Fees	12,261	4,386
Total	$1,843,079	$1,899,189

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent registered public accounting firm.  As part of this responsibility, the Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  Prior to engagement for the next year’s audit, management will submit a list of services and related fees expected to be rendered by the independent registered public accounting firm during that year for pre-approval by the Audit Committee.  Those services fall within one of the four following categories:

Audit Fees include fees for audit work performed on the financial statements and internal control over financial reporting, and work that generally only the independent registered public accounting firm can reasonably be expected to provide, including statutory audits or financial audits for our subsidiaries or affiliates; services associated with SEC registration statements; periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents); and assistance in responding to SEC comment letters.

Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are traditionally performed by the independent registered public accounting firm, including due diligence related to potential business acquisitions/divestitures, financial statement audits of employee benefit plans and special procedures required to meet certain regulatory requirements.

Tax Fees include fees for all services, except those specifically related to the audit of the financial statements, which are performed by the independent registered public accounting firm’s tax personnel and may include tax advice, tax analysis and compliance, and review of income and other tax returns.

All other fees are fees for those services not captured in any of the above three categories.

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INDEPENDENT AUDITORS

Audit Committee Report

The Audit Committee reviewed the Company’s financial-reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm for 2013, is responsible for expressing its opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2013, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s evaluation of the Company’s internal control over financial reporting.

The Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended (AICPA, Professional Standards, Vol.  I AU §380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  PwC has provided to the Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and the Committee has discussed with PwC that firm’s independence from the Company.

The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence.  The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.  Based on the considerations and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2013 be included in the Company’s 2013 Form 10-K.

Audit Committee:

Mark A. Buthman, Chairman
Thomas W. Hofmann
Paula A. Johnson
Douglas A. Michels

2014 Annual Meeting and Proxy Statement  | 52

ITEMS TO BE VOTED ON

Items to Be Voted On

Proposal 1 — Election of Ten Directors

Our shareholders will be asked to consider ten nominees for election to our Board to serve for a one-year term until the 2015 annual meeting of shareholders, and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. The names of the ten nominees for director, their current positions and offices, tenure as a West director and their qualifications are set forth below.

In anticipation of Mr. Johnson’s retirement in accordance with the Board’s mandatory retirement policy, on February 17, 2014, the Board increased the size of the Board to 11 and elected Dr. Lai-Goldman to serve until the 2014 Annual Meeting.

All of the nominees are current West directors and, with the exception of Dr. Morel, have been determined by our Board to be independent. Our Nominating and Corporate Governance Committee reviewed the qualifications of each of the nominees and recommended to our Board that each nominee be submitted to a vote of our shareholders at the Annual Meeting. The Board approved the Committee’s recommendation at its meeting on February 18, 2014.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected.  If any nominee is unable to serve, the Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee.  The Board may then designate the other nominee to stand for election.  If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

Director Qualifications and Biographies

As a leading manufacturer of pharmaceutical packaging and delivery systems with global operations, we believe that our Board should include a mix of backgrounds and expertise that enhances the ability of the directors collectively to understand the issues facing us and to fulfill the Board’s and its committees’ responsibilities.  Board members should have high standards of integrity and commitment, exhibit independence of judgment, be willing to ask hard questions of management and work well with others.  Directors are expected to devote sufficient time to our affairs and be free of conflicts of interest, engage in constructive discussion with each other and management and demonstrate diligence and faithfulness in attending Board and committee meetings.

The Nominating and Corporate Governance Committee reviews annually with the Board the size and composition of the Board as a whole to determine the qualifications and areas of expertise needed to further enhance the composition of the Board.  As a result of this process, the Nominating and Corporate Governance Committee has identified the following specific criteria as important for potential director candidates:

•                  senior-level executive leadership at public companies, particularly companies with international operations;

•                  leadership in the healthcare or public health fields;

•                  science or technology backgrounds; and

•                  financial expertise.

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ITEMS TO BE VOTED ON

The Committee works with management and the other directors to attract candidates with those qualifications.  The Committee strives to achieve a Board that reflects an appropriate balance and diversity of knowledge, experience, skills and expertise, which is reflected on the chart below.

Current Board Skills and Experience

Our Director Nominees
Mark A. Buthman

Mr. Buthman has been Senior Vice President and Chief Financial Officer of Kimberly-Clark Corporation since 2003.  He joined Kimberly-Clark in 1982.  Mr. Buthman was appointed Vice President of Strategic Planning and Analysis in 1997 and Vice President of Finance in 2002.  Mr. Buthman is a member of the Board of Directors of Pavillon, International and K-C de Mexico S.A., C.V.

Key Skills and Experience:

In addition to his financial and accounting experience as Chief Financial Officer at Kimberly-Clark, a global producer of branded products for the consumer, professional and healthcare markets,  Mr. Buthman is responsible for real estate, investor relations, information-technology and global procurement for the corporation.  Throughout his tenure at Kimberly-Clark, he has served in a wide range of leadership roles in the areas of analysis, strategy and mergers and acquisitions.

Other public company directorships: None

Age: 53 Director since 2011
Committees: Audit Nominating & Corp. Gov.

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ITEMS TO BE VOTED ON

William F. Feehery, Ph.D.

Dr. Feehery has been President of Industrial Biosciences at E. I. du Pont de Nemours and Company since November 2013.  He served as Global Business Director, DuPont Photovoltaic Solutions and previously as Global Business Director, Electronics Growth Businesses and as President of DuPont Displays, Inc.  He joined DuPont in 2002.  Prior to joining DuPont he was engaged in venture capital and was a management consultant for the Boston Consulting Group.

Key Skills and Experience:

Dr. Feehery brings extensive global public company leadership experience to the Board, having served in leadership roles throughout the DuPont organization, a provider of innovative products and services for markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and apparel.   In addition, Dr. Feehery brings considerable technical experience with a Ph.D. in chemical engineering and over ten years of experience in the technology industry.

Public company directorships in the last five years: None

Age: 43 Director since 2012
Committees: Innovation & Technology

Thomas W. Hofmann

Mr. Hofmann is the retired Senior Vice President and CFO of Sunoco, Inc. (oil refining and marketing company), where he served in that capacity from January 2002 until December 2008.  Mr. Hofmann also served Sunoco in various other senior management roles since 1990.

Key Skills and Experience:

Mr. Hofmann provides substantial financial, corporate governance and management experience with expertise in all areas of finance, including tax, accounting, auditing, treasury, investor relations and budgeting, and he is well-versed in strategic planning, risk-management and capital-market issues.  During a distinguished career with Sunoco, Inc., Mr. Hofmann was involved in a number of unique transactions, including significant acquisitions and divestitures.

Public company directorships in the last five years:

Age: 62 Director since 2007
Committees:	• Penn Virginia Resource Partners, L.P.
Audit	• Northern Tier Energy GP LLC
Nominating & Corp. Gov.

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ITEMS TO BE VOTED ON

Paula A. Johnson, M.D., MPH

Dr. Johnson is a cardiologist and has been the Executive Director of the Connors Center for Women’s Health and Gender Biology and Chief of the Division of Women’s Health at Brigham and Women’s Hospital since January 2002.  Dr. Johnson also is a Professor at Harvard Medical School.

Key Skills and Experience:

Dr. Johnson brings a wealth of leading healthcare expertise to our Board.  She is a nationally recognized expert in cardiology and women’s and minority healthcare issues.  In her role as Executive Director of the Connors Center for Women’s Health and Gender Biology and as Chief of the Division of Women’s Health at Brigham and Women’s Hospital, Dr. Johnson has built a novel, interdisciplinary research, education, clinical and policy program in women’s health whose mission is to improve the health of women and to transform their medical care.  Dr. Johnson has extensive experience in developing quality control systems in health care.  Dr. Johnson is the recipient of many awards recognizing her contributions to women’s and minority health and is featured as a national leader in medicine by the National Library of Medicine.  She has an extensive background in quality and safety in healthcare and in public health systems.

Public company directorships in the last five years: None

Age: 54 Director since 2005
Committees: Audit Innovation & Technology

Myla P. Lai-Goldman, M.D

Dr. Lai-Goldman is Chief Executive Officer and President of GeneCentric Diagnostics, Inc., (molecular diagnostics company) since June 2011.  She also serves as the managing partner of Personalized Science, LLC, a clinical diagnostics consulting company she founded in 2008.  Since August 2011, Dr. Lai-Goldman has been a Venture Partner at Hatteras Venture Partners.  From June 2009 to December 2010, Dr. Lai-Goldman was Chief Executive Officer and Chief Scientific Officer of CancerGuide Diagnostics, Inc. (genomic-based clinical and pharmaceutical cancer testing and services).

Prior to that time, Dr. Lai-Goldman served in various roles at Laboratory Corporation of America Holdings and its predecessor company, Roche Biomedical Laboratories (clinical laboratory company), including Executive Vice President, Chief Medical Officer and Chief Scientific Officer.

Key Skills and Experience:

Dr. Lai-Goldman is a recognized author and speaker on clinical diagnostics.

Public company directorships in the last five years:

Age: 56 Director since 2014
Committees: Innovation & Technology
• Sequenom, Inc.

2014 Annual Meeting and Proxy Statement  | 56

ITEMS TO BE VOTED ON

Douglas A. Michels

Mr. Michels serves as President and Chief Executive Officer of OraSure Technologies, Inc. and a member of the OraSure Board of Directors, positions he has held since June 2004.  He also serves as a member of the board of directors of St. Luke’s University Hospital and Health Network in Bethlehem, Pennsylvania.  In February 2010, Mr. Michels was appointed to the Presidential Advisory Council on HIV/AIDS.  He previously served on the Board of the National Blood Foundation, the Board of the National Committee for Quality Health Care and the Coalition to Protect America’s Health Care.

Key Skills and Experience:

Mr. Michels brings considerable expertise and executive leadership skills in the pharmaceutical, medical device and diagnostic industry having spent nine years with OraSure Technologies, Inc., 19 years with Johnson & Johnson and seven years with Abbott Laboratories.

Public company directorships in the last five years:

•  OraSure Technologies, Inc.

Age: 57 Director since 2011
Committees: Audit Compensation

Donald E. Morel, Jr., Ph.D.

Dr. Morel has been our Chief Executive Officer since April 2002 and Chairman of the Board since March 2003.  Dr. Morel was our President from April 2002 to June 2005.  He serves as a director of Fox Chase Cancer Center and as a member of the board of trustees of The Franklin Institute and of Lafayette College.

Key Skills and Experience:

Dr. Morel has significant biomedical and pharmaceutical experience with over 20 years of experience developing and managing programs involving advanced materials for aerospace, biomedical and pharmaceutical applications.  In addition, having served with us in a variety of increasingly responsible roles, including Chief Operating Officer, head of our drug-delivery division, and Vice President of Research and Development, Dr. Morel has considerable experience identifying and implementing strategic priorities.

Public company directorships in the last five years:

•  Kensey Nash Corporation (2010-2012)

•  Integra Life Sciences Holdings Corporation

Chairman and Chief Executive Officer
Age: 56 Director since 2002
Committees: None

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ITEMS TO BE VOTED ON

John H. Weiland

Mr. Weiland has been President and Chief Operating Officer of C. R. Bard, Inc., a medical-device company, since August 2003, and served as its Group President from April 1997 to August 2003 and its Group Vice President from March 1996 to April 1997.  Mr. Weiland also serves as a director of C. R. Bard, Inc.  In 2012, Mr. Weiland received the prestigious Horatio Alger Award and now serves as a director.

Key Skills and Experience:

Mr. Weiland has considerable expertise with over 30 years of experience in the healthcare industry and brings to our Board executive leadership in medical-device company operations with significant international business expertise.  As Bard’s President and Chief Operating Officer, Mr. Weiland has responsibility for all of its business operations.

Public company directorships in the last five years:

•  C. R. Bard, Inc.

Age: 58 Director since 2007
Committees: Compensation

Anthony Welters

Mr. Welters has been Executive Vice President, UnitedHealth Group Inc. (diversified health and well-being company) since December 2006.  In 2011, he joined the Office of the CEO.  Mr. Welters served as President of the Public and Senior Markets Group from September 2007 to December 2010.  He had previously been President and Chief Executive Officer of AmeriChoice Corporation, which was acquired by UnitedHealth Group in 2002.  Mr. Welters founded AmeriChoice in 1989.   He serves as Vice Chair of New York University, Chairman of Morehouse School of Medicine,  Chair of the New York University School of Law Board of Trustees and a trustee of the New York University School of Medicine.  During 2012 Mr. Welters was appointed to the Kennedy Center for Performing Arts and inducted into the American Academy of Arts & Sciences.  Mr. Welters is the recipient of the prestigious Horatio Alger Award and serves as a director.

Key Skills and Experience:

Mr. Welters brings to our Board considerable financial and management expertise, having distinguished himself as a visionary yet practical business leader, with demonstrated entrepreneurial, operations and management expertise.  As CEO of AmeriChoice Corporation, he directed a highly successful managed care plan while pursuing new market opportunities in the field of managed healthcare.

Public company directorships in the last five years:

•  C. R. Bard, Inc.      •  Qwest Communications International Inc.

•  Loews Corporation

Age: 59 Director since 1997
Committees: Nominating & Corp. Gov.

2014 Annual Meeting and Proxy Statement  | 58

ITEMS TO BE VOTED ON

Patrick J. Zenner

Mr. Zenner is retired from Hoffmann-La Roche Inc., North America, the prescription drug unit of the Roche Group, a leading research-based healthcare enterprise, where he served as President and Chief Executive Officer from 1993 to January 2001.  He was a director and the Chairman of the Board of Exact Sciences Corporation until July 2010, and from July 2007 until March 2008, served as its Interim CEO.  He also served as Interim Chief Executive Officer of CuraGen Corporation from May 2005 through March 2006.  In addition, Mr. Zenner serves as Chairman of the Board and a director of ArQule, Inc.  He previously served as director of Xoma Corporation from 2002 to 2010 and Par Pharmaceuticals from 2009 to 2012.

Key Skills and Experience:

Mr. Zenner provides to the Board over 40 years of experience and expertise in the pharmaceutical industry.  Since retiring from Hoffmann-La Roche, Mr. Zenner has devoted his considerable industry expertise and corporate-governance knowledge to small and early-stage pharmaceutical and technology companies in various capacities, including board member, chairman and interim CEO.

Public company directorships in the last five years:

•  ArQule, Inc.                  •  Xoma Coproration (2002 – 2010)

•  Par Pharmaceuticals (2009 – 2012)

Age: 67 Director since 2002
Committees: Nominating & Corp. Gov. Compensation

The Board of Directors unanimously recommends a vote FOR the election of each of these nominees as directors.

2014 Annual Meeting and Proxy Statement  | 59

ITEMS TO BE VOTED ON

Proposal 2 — Advisory Vote to Approve Named Executive Officer Compensation

At our 2013 Annual Meeting, our advisory vote on executive pay passed by a vote of  94%.  The Board of Directors and its Compensation Committee believed this to be a confirmation that our executive pay accurately and appropriately rewards performance.

As described more fully in the “Compensation Discussion and Analysis” section, our executive compensation program is designed to provide competitive executive pay opportunities tied to our short-term and long-term success and attract, motivate and retain the type of executive leadership that will help us achieve our strategic goals.  The Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices.

Accordingly, the following resolution will be submitted for a shareholder vote at the 2014 Annual Meeting:

“RESOLVED, That the shareholders of West Pharmaceutical Services, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosures.”

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory basis, of the Company’s Named Executive Officer Compensation, as stated in the above resolution.

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm for 2014

The Audit Committee has appointed PwC as our independent registered public accounting firm for 2014.  Although shareholder approval for this appointment is not required, the Audit Committee and our Board are submitting the selection of PwC for ratification to obtain the views of shareholders and as a matter of good corporate governance.  If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain PwC.  Representatives of PwC will be present at the 2014 Annual Meeting to answer questions.  They also will have the opportunity to make a statement if they desire to do so.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014.

2014 Annual Meeting and Proxy Statement  | 60

OTHER INFORMATION

Other Information

Stock Ownership

Based on a review of filings with the Securities and Exchange Commission, we have determined that the persons listed in the following table hold more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Shares	Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	6,045,680	8.700
Franklin Advisory Services, LLC One Parker Plaza, Ninth Floor Fort Lee, NJ 07024	4,481,279 (1)	6.400
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	5,398,394 (2)	7.730
Neuberger Berman Group LLC 605 Third Avenue New York, NY 10158	5,444,772 (3)	7.797

(1)             Franklin Advisory Services, LLC has sole dispositive power with respect to 4,481,279 of the shares and sole voting power with respect to 4,481,279.

(2)             Includes sole voting power over 97,166 shares, shared power over disposition of 92,766 and sole power over disposition of 5,305,628 shares.

(3)             Neuberger Berman Group LLC has shared dispositive power with respect to 5,444,772 of the shares and shared voting power with respect to 5,420,225.

The following table shows the number of shares of our common stock beneficially owned as of March 3, 2014, by each of our directors, each NEO and all current directors and executive officers as a group.  For executive officers, the number of shares includes (a) vested shares held in employee participant accounts under our 401(k) plan, Employee Deferred Compensation Plan and Employee Stock Purchase Plan and (b) incentive shares (time-vested restricted stock held in various incentive plan accounts), unless receipt of those shares has been deferred.  For non-employee directors, the common stock column includes vested deferred stock awarded under the Director Deferred Compensation Plan, which are distributed in shares of common stock upon termination of Board service.

Name	Common Stock		Deferred Stock (1)	Options Exercisable Within 60 Days	Percent of Class

Warwick Bedwell	23,736	(2)	--	-0-	*
Mark A. Buthman	-0-		13,828	--	*
William J. Federici	206,290	(2)	--	381,338	*
William F. Feehery	-0-		9,031	--	*
Thomas W. Hofmann	-0-		31,632	--	*
Jeffrey C. Hunt	37,118	(2)	--	40,172	*
L. Robert Johnson	6,002	(3)	33,022	--	*
Paula A. Johnson	-0-		33,022	7,800	*
Myla P. Lai-Goldman	-0-		-0-	--	*
Donald E. Morel, Jr.	854,577	(2)	--	844,568	2.40
Douglas A. Michels	-0-		13,828	--	*
John E. Paproski	70,622	(2)	--	184,212	*
John H. Weiland	-0-		33,022	--	*
Anthony Welters	4,653		33,022	--	*
Patrick J. Zenner	8,500		33,022	25,600	*
All directors and executive officers as a group (22 persons)	1,529,084		233,429	1,939,142	5.24

* Less than one percent of outstanding shares.

2014 Annual Meeting and Proxy Statement  | 61

OTHER INFORMATION

(1)             Amounts in this column represent shares of deferred stock (equivalent to a share of common stock awarded under our director compensation plan (see “2013 Director Compensation-Stock Awards” above).

(2)             Includes shares credited under the West 401(k) Plan and/or shares credited under the West Employee Stock Purchase Plan and deferred earned performance shares relating to previously vested awards under our performance-based unit award programs.

(3)             All of these shares are jointly owned with spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

During the last fiscal year, Mr. Bedwell filed a late Form 4 on November 4, 2013, to report a stock-option grant.  Ms. Bushey filed a late Form 4 on February 4, 2014, to report a voluntary transfer into Company stock held in her Savings Plan account.  Heino Lennartz filed a late Form 4 on May 15, 2013, to report a grant of bonus and incentive shares, and an amended Form 4 to reflect shares deducted from a payout of PVSUs to cover withholding taxes.  Dr. Morel filed four late Form 5s on February 12, 2014, to report the following gifts of shares during 2009 through 2012: 2009—one gift; 2010—four gifts;  2011—three gifts; and 2012—six gifts.

2013 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2013 are included in our Annual Report on Form 10-K, which we will make available to shareholders at the same time as this proxy statement. Our Annual Report and this proxy statement are posted on our website at http://www.westpharma.com/na/en
/Investors/Pages/ProxyMaterials.aspx and are available from

the SEC at its website at www.sec.gov.  If you do not have access to the Internet or have not received a copy of our Annual Report, you may request a copy of it or any exhibits thereto without charge by writing to our Corporate Secretary at West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341.

2015 Shareholder Proposals or Nominations

Under SEC rules, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at the 2015 Annual Meeting, the proposal must be received by us at our principal executive offices by November 24, 2014 and comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934.

The proposal should be sent to the attention of the Corporate Secretary in writing: West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341; or by telephone: (610) 594-3251.

Our Bylaws contain procedures that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.  Nominations for director nominees or an item of business to be conducted must be submitted in writing to the Corporate Secretary of the Company at our executive offices and should be mailed by certified mail, return receipt requested.  We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2015 Annual Meeting not less than 90 days prior to the anniversary date of this year’s Annual Meeting.  If, however, we fail to disclose the date of next year’s meeting at least 21 days in advance, we must receive your notice within seven days following the announcement of the meeting (but in no event later than four days before the meeting date).

2014 Annual Meeting and Proxy Statement  | 62

OTHER INFORMATION

The nomination must contain information about the nominees as specified in our Bylaws.  The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to our shares.

Except as otherwise required by law, the Chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our Bylaws.  You may obtain a copy of our Bylaws by contacting our Corporate Secretary at West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341.

Other Matters

Management is not aware of any other matters that will be presented at the 2014 Annual Meeting, and our Bylaws do not allow proposals to be presented at the meeting unless they were properly presented to us prior to February 6, 2014.

However, if any other matter that requires a vote is properly presented at the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

2014 Annual Meeting and Proxy Statement  | 63

BARCODE 1 OF 2 12 15 1234567 1234567 1234567 1234567 1234567 1234567 1234567 See the reverse side of this notice to obtain proxy materials and voting instructions. Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: For holders as of: Date: Time: Location: 0000204313_1 R1.0.0.51160 WEST PHARMACEUTICAL SERVICES, INC. WEST PHARMACEUTICAL SERVICES, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11742 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Annual Meeting March 10, 2014 May 06, 2014 May 06, 2014 9:30 AM EDT 530 Herman O. West Drive Exton, Pennsylvania 19341

Internal Use Only Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote . XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX 0000204313_2 R1.0.0.51160 1. Annual Report 2. Notice & Proxy Statement Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 22, 2014 to facilitate timely delivery.

BARCODE 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence # 0000 0000 0000 . Voting items 0000204313_3 R1.0.0.51160 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Mark A. Buthman 02 William F. Feehery 03 Thomas W. Hofmann 04 Paula A. Johnson 05 Myla P. Lai-Goldman 06 Douglas A. Michels 07 Donald E. Morel, Jr. 08 John H. Weiland 09 Anthony Welters 10 Patrick J. Zenner The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2 Advisory vote to approve named executive officer compensation; 3 To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2014 fiscal year; and 4 To transact any other business that may properly come before the meeting and any adjournment or postponement.

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Reserved for Broadridge Internal Control Information Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 0000204313_4 R1.0.0.51160

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000204314_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Mark A. Buthman 02 William F. Feehery 03 Thomas W. Hofmann 04 Paula A. Johnson 05 Myla P. Lai-Goldman 06 Douglas A. Michels 07 Donald E. Morel, Jr. 08 John H. Weiland 09 Anthony Welters 10 Patrick J. Zenner WEST PHARMACEUTICAL SERVICES, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11742 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 Advisory vote to approve named executive officer compensation; 3 To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2014 fiscal year; and 4 To transact any other business that may properly come before the meeting and any adjournment or postponement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000204314_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . WEST PHARMACEUTICAL SERVICES, INC. 530 Herman O. West Drive, Exton, Pennsylvania 19341 This proxy is solicited by the Board of Directors The undersigned hereby appoints Rachael M. Bushey and William J. Federici as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of West Pharmaceutical Services, Inc., held of record by the undersigned on March 10, 2014, at the Annual Meeting of Shareholders to be held on May 6, 2014 or any postponement or adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, and 3. Continued and to be signed on reverse side